                                                                     Exhibit 2.2


                                                               EXECUTION VERSION





                           PEARSON DOLLAR FINANCE PLC
                                    AS ISSUER



                                  PEARSON PLC,
                                  AS GUARANTOR



                                       AND



                              THE BANK OF NEW YORK,
                 AS TRUSTEE, PAYING AGENT AND CALCULATION AGENT





               $350,000,000 4.70% GUARANTEED SENIOR NOTES DUE 2009

               $400,000,000 5.70% GUARANTEED SENIOR NOTES DUE 2014


                                    INDENTURE


                            DATED AS OF MAY 25, 2004

















                       SIDLEY AUSTIN BROWN & WOOD, LONDON



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                                TABLE OF CONTENTS


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                                                             ARTICLE I
                                            DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1           Definitions............................................................................1
Section 1.2           Rules of Construction..................................................................8

                                                            ARTICLE II
                                                            THE NOTES

Section 2.1           Form and Dating........................................................................9
Section 2.2           Execution and Authentication...........................................................9
Section 2.3           Registrar and Paying Agent; Calculation Agent.........................................12
Section 2.4           Paying Agent to Hold Money in Trust...................................................12
Section 2.5           Holder Lists..........................................................................13
Section 2.6           Global Note Provisions................................................................13
Section 2.7           Legends...............................................................................14
Section 2.8           Transfer and Exchange.................................................................14
Section 2.9           Mutilated, Destroyed, Lost or Stolen Notes............................................17
Section 2.10          Cancellation..........................................................................17
Section 2.11          Add On Notes..........................................................................17
Section 2.12          Default Interest......................................................................19
Section 2.13          CUSIP Numbers.........................................................................19

                                                            ARTICLE III
                                                             COVENANTS

Section 3.1           Payment of Notes......................................................................19
Section 3.2           Maintenance of Office or Agency.......................................................20
Section 3.3           Corporate Existence...................................................................20
Section 3.4           Payment of Taxes and Other Claims.....................................................20
Section 3.5           Further Instruments and Acts..........................................................20
Section 3.6           Waiver of Stay, Extension or Usury Laws...............................................20
Section 3.7           Payment of Additional Amounts.........................................................21
Section 3.8           Limitation on Liens...................................................................22
Section 3.9           Reports to Holders....................................................................22

                                                            ARTICLE IV
                                                       TRANSFEREE COMPANY

Section 4.1           Assumption of Obligations.............................................................22
Section 4.2           Transferee Company Substituted for Company............................................23

                                                            ARTICLE V
                                                        SUCCESSOR COMPANY

Section 5.1           Consolidation, Merger and Sale of Assets of the Company...............................23
Section 5.2           Consolidation, Merger and Sale of Assets of the Guarantor.............................24
Section 5.3           Successor Guarantor Substituted for Guarantor.........................................25

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                                                            ARTICLE VI
                                                  OPTIONAL REDEMPTION OF NOTES

Section 6.1           Optional Tax Redemption...............................................................25
Section 6.2           Optional Redemption...................................................................26
Section 6.3           Election to Redeem....................................................................26
Section 6.4           Notice of Redemption..................................................................26
Section 6.5           Selection of Notes to be Redeemed in Part Pursuant to an Optional Redemption..........27
Section 6.6           Deposit of Redemption Price...........................................................28
Section 6.7           Notes Payable on Redemption Date......................................................28
Section 6.8           Unredeemed Portions of Partially Redeemed Note........................................28

                                                            ARTICLE VII
                                                      DEFAULTS AND REMEDIES

Section 7.1           Events of Default.....................................................................28
Section 7.2           Acceleration..........................................................................30
Section 7.3           Other Remedies........................................................................30
Section 7.4           Waiver of Past Defaults...............................................................31
Section 7.5           Control by Majority...................................................................31
Section 7.6           Limitation on Suits...................................................................31
Section 7.7           Rights of Holders to Receive Payment..................................................32
Section 7.8           Collection Suit by Trustee............................................................32
Section 7.9           Trustee May File Proofs of Claim, etc.................................................32
Section 7.10          Priorities............................................................................32
Section 7.11          Undertaking for Costs.................................................................33

                                                           ARTICLE VIII
                                                              TRUSTEE

Section 8.1           Duties of Trustee.....................................................................33
Section 8.2           Rights of Trustee.....................................................................34
Section 8.3           Individual Rights of Trustee..........................................................35
Section 8.4           Trustee's Disclaimer..................................................................35
Section 8.5           Notice of Defaults....................................................................35
Section 8.6           Reports by Trustee to Holders.........................................................35
Section 8.7           Compensation and Indemnity ...........................................................35
Section 8.8           Replacement of Trustee................................................................36
Section 8.9           Successor Trustee by Merger...........................................................37
Section 8.10          Eligibility; Disqualification.........................................................37
Section 8.11          Preferential Collection of Claims Against Company.....................................38
Section 8.12          Paying Agent and Calculation Agent....................................................38

                                                            ARTICLE IX
                                     SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONIES

Section 9.1           Satisfaction and Discharge............................................................38
Section 9.2           Application by Trustee of Funds Deposited for Payment of Notes........................38
Section 9.3           Repayment of Monies Held by Paying Agent..............................................39
Section 9.4           Return of Monies Held by Trustee and Paying Agent Unclaimed for Two
                      Years.................................................................................39


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                                                            ARTICLE X
                                                            AMENDMENTS

Section 10.1          Without Consent of Holders............................................................39
Section 10.2          With Consent of Holders...............................................................40
Section 10.3          Compliance with Trust Indenture Act...................................................41
Section 10.4          Acts of Holders; Record Dates.........................................................41
Section 10.5          Notation on or Exchange of Notes......................................................42
Section 10.6          Trustee to Sign Amendments............................................................42

                                                            ARTICLE XI
                                                            GUARANTEES

Section 11.1          The Guarantees........................................................................42
Section 11.2          Guarantees Unconditional..............................................................43
Section 11.3          Reinstatement.........................................................................43
Section 11.4          Subrogation...........................................................................43

                                                            ARTICLE XII
                                                           MISCELLANEOUS

Section 12.1          Trust Indenture Act Controls..........................................................43
Section 12.2          Notices...............................................................................43
Section 12.3          Communication by Holders with Other Holders...........................................45
Section 12.4          Certificate and Opinion as to Conditions Precedent....................................45
Section 12.5          Statements Required in Certificate or Opinion.........................................45
Section 12.6          Form of Documents Delivered to Trustee................................................45
Section 12.7          Rules by Trustee, Paying Agent and Registrar..........................................46
Section 12.8          Payment on Business Days..............................................................46
Section 12.9          Governing Law, etc....................................................................46
Section 12.10         Successors............................................................................47
Section 12.11         Duplicate and Counterpart Originals...................................................47
Section 12.12         Severability..........................................................................47
Section 12.13         Currency Indemnity....................................................................47
Section 12.14         Benefits of Indenture.................................................................48
Section 12.15         Table of Contents; Headings...........................................................48


EXHIBITS
--------

Exhibit A              Form of 2009 Notes...................................................................50
Exhibit B              Form of 2014 Notes...................................................................61
Exhibit C              Form of Transfer Certificate for Transfer to QIB.....................................72
Exhibit D              Form of Certificate to be Delivered in Connection with Transfers Pursuant to
                       Regulation S.........................................................................73
Exhibit E              Form of Rule 144 Certification.......................................................75


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                                      iii
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         This INDENTURE, dated as of May 25, 2004, among Pearson Dollar Finance plc, a public company incorporated with limited liability under the laws of England (the "Company"), Pearson PLC, a public company incorporated with limited liability under the laws of England (the "Guarantor") and The Bank of New York, a New York banking corporation (the "Trustee"), as Trustee, Paying Agent, and Calculation Agent in New York.

         Each party agrees as follows for the benefit of the other parties and for the benefit of the Holders of the Company's 4.70% Guaranteed Senior Notes due 2009 (the "2009 Notes") and the Company's 5.70% Guaranteed Senior Notes due 2014 (the "2014 Notes") issued hereunder (together with the 2009 Notes, the "Notes").

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1       Definitions.

         "Actual Knowledge" means, with respect to the Trustee, actual knowledge of any Trust Officer of the Trustee, which shall include within its scope any matter which shall have been notified in writing to the Trustee.

         "Additional Amounts" has the meaning assigned to it in Section 3.7.

          "Add On Note Board Resolutions" means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers' Certificate providing for the issuance of Add On Notes.

         "Add On Note Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company, the Guarantor and the Trustee pursuant to Section 2.11 providing for the issuance of Add On Notes.

         "Add On Notes" means any Notes originally issued after the Issue Date pursuant to Section 2.11, including any replacement Notes as specified in the relevant Add On Note Board Resolutions or Add On Note Supplemental Indenture issued therefor in accordance with this Indenture.

          "Affiliate" shall have the meaning provided in Rule 405 of the Securities Act.

         "Agent Members" has the meaning assigned to it in Section 2.6(b).

         "Authenticating Agent" has the meaning assigned to it in Section
2.2(d).

         "Authorized Agent" has the meaning assigned to it in Section 12.9(d).

         "Bankruptcy Default" means any of the Events of Default specified in
Section 7.1(a)(v) or (vi) (with respect to the dissolution, winding up or reorganization of the Company or the Guarantor).

         "Bankruptcy Law" means, with respect to any jurisdiction in which the Guarantor or any of its Principal Subsidiaries (including, without limitation, the Company) are incorporated, any laws or regulations and any judicial decisions pertaining to proceedings that are initiated either by an entity or by creditors thereof seeking a general moratorium in relation to such entity's debts, to appoint a receiver for such entity, to have such insolvent entity's assets or businesses sold or distributed among such entity's creditors or to restructure and reorganize the entity's debts for the benefit of such creditors.

         "Board of Directors" means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by an Officer or the General Counsel of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks and trust companies located in New York City, London or the Place of Payment with respect to the Notes are authorized or required by law, regulation or executive order to be closed.

         "Calculation Agent" means the calculation agent appointed by the Company, who shall initially be The Bank of New York.

         "Capital Employed" means, in respect of the Guarantor and for the purposes of Section 3.8 herein, the amount of the issued and paid-up share capital plus or minus: (i) the aggregate amount standing to the credit or debit of the consolidated reserves (including profit and loss account and any share premium account), plus (ii) the amount of minority interests in any Subsidiary, plus (iii) any reserves for deferred tax, plus (iv) all gross borrowings, whether such borrowing is made within the Group or otherwise, but excluding all such borrowings other than borrowings within the Group repayable on demand or repayable within one year, all of the foregoing as included in the Guarantor's latest published audited consolidated balance sheet or the latest audited balance sheet of such Subsidiary or pro forma consolidated financial statements, as the case may be. For the purpose of this definition only, borrowings shall be construed in accordance with normal accounting principles in the relevant jurisdiction as adopted from time to time in preparing the relevant companies' audited financial statements.

         "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Registered Note), which shall be substantially in the form of Exhibit A or Exhibit B, as applicable, with appropriate legends as specified in Section 2.7 and Exhibit A, in the case of the 2009 Notes, or Exhibit B, in the case of the 2014 Notes.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Transferee Company that becomes such in accordance with Article IV and any Successor Company that becomes such in accordance with Article V.

         "Company Order" has the meaning assigned to it in Section 2.2(c).

         "Comparable Treasury Issue" means, with respect to any Redemption Date for any Notes being redeemed, the United States Treasury security selected by an Independent Investment Banker as having the maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any Redemption Date for any of the Notes being redeemed:

              (i) the average of three Reference Treasury Dealer Quotations for the Redemption Date obtained by the Calculation Agent, after excluding the highest and lowest of those Reference Treasury Dealer Quotations, or

              (ii) if the Calculation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

         "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at One Canada Square, 48th floor, London, E14 5AL, England, telephone number +44 207 964 6402, Attention: Alison Mitchell.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

         "Directive" has the meaning assigned to it in Section 3.7(d).

         "Distribution Compliance Period" means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the Issue Date for such Notes.

         "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

         "Event of Default" has the meaning assigned to it in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting practices in the United Kingdom.

         "Global Registered Note" means any Note issued in fully-registered book-entry form to DTC (or its nominee), which shall be substantially in the form of Exhibit A, in the case of the 2009 Notes, or Exhibit B, in the case of the 2014 Notes, with appropriate legends as specified in Section 2.7 and Exhibit A or Exhibit B, as applicable.

         "Group" means, together, the Guarantor and its Subsidiaries, including the Company.

         "Guarantees" mean the unconditional and irrevocable guarantees of the payment of the principal of, any premium or interest on, and any Additional Amounts with respect to, each series of the Notes by the Guarantor, as more fully set forth in Article XI.

         "Guarantor" means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Successor Guarantor that becomes such in accordance with Article V.

         "Holder" means the Person in whose name a Note is registered in the Note Register.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Independent Investment Banker" means one of the Reference Treasury Dealers selected by the Trustee in consultation with the Company and the Guarantor.

         "Interest Payment Date" means June 1 and December 1 in each year, commencing on December 1, 2004 and ending on the relevant Maturity Date.

         "Issue Date" means May 25, 2004.

         "Issue Date Notes" means the Notes originally issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.

         "Lien" has the meaning assigned to it in Section 3.8.

         "Maturity Date" with respect to the 2009 Notes means June 1, 2009, and with respect to the 2014 Notes means June 1, 2014.

         "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S under the Securities Act.

         "Note Register" has the meaning assigned to it in Section 2.3(a).

         "Noteholder Meeting" means a meeting of Holders of Outstanding Notes.

         "Notes" has the meaning assigned to it in the preamble hereto.

         "2009 Notes" has the meaning assigned to it in the preamble hereto.

         "2014 Notes" has the meaning assigned to it in the preamble hereto.

         "Obligor" of the Notes means the Company, the Guarantor and any other obligor of the Notes.

         "Officer" means, when used in connection with any action to be taken by the Company or the Guarantor, as the case may be, the Chairman of the Board, the Chief Executive Officer, any executive Director of the Company or the Guarantor, as the case may be, or any authorized representative of such persons.

         "Officers' Certificate" means, when used in connection with any action to be taken by the Company or the Guarantor, as the case may be, a certificate signed by an Officer or Officers of the Company or the Guarantor, as the case may be, that complies with the requirements of Section 10.4 and is delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel for the Company or the Guarantor, as the case may be, who may be an employee of or counsel for the Company or the Guarantor, as the case may be.

         "Optional Redemption" has the meaning assigned to it in Section 6.2.

         "Optional Tax Redemption" has the meaning assigned to it in Section
6.1.

         "Outstanding" means, as of the date of determination, all Notes of a series theretofore authenticated and delivered under this Indenture, except:

              (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

              (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company shall act as, or shall authorize the Guarantor to act as, Paying Agent) for the Holders of Notes; provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

              (iii) Notes which have been surrendered pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, the Guarantor or any other obligor upon the Notes or any Affiliate of the Company, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company, the Guarantor or any other obligor upon the Notes or any Affiliate of the Company, the Guarantor or of such other obligor.

         "Paying Agent" has the meaning assigned to it in Section 2.3(a).

         "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or any other entity.

         "Place of Payment" means, with respect to a Note, the place or places where the principal of, any premium and interest on, and any Additional Amounts with respect to, the Notes are payable as specified in the Notes.

         "Principal Subsidiary" means any Subsidiary at any relevant time of the
Guarantor: (a) whose Capital Employed or unconsolidated profit before tax and extraordinary items, calculated by reference to such Subsidiary's latest audited financial statements, is 10% or more of the Group's consolidated Capital Employed or consolidated profit before tax and extraordinary items, as the case may be, calculated by reference to the latest audited financial statements of the Group, provided that if a Subsidiary itself has Subsidiaries, the reference above to Capital Employed of such Subsidiary shall be construed as a reference to the consolidated Capital Employed of such Subsidiary and its Subsidiaries, or
(b) to which is transferred the whole or substantially the whole of the assets and undertakings of a Subsidiary which immediately prior to such transfer is a Principal Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this paragraph
(b) on the date on which the audited consolidated financial statements of the Group for the financial period current at the date of such transfer are published, but such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after such date by virtue of the provisions of paragraph (a) above, provided that references to the audited consolidated financial statements of any Subsidiary shall be construed as references to the audited consolidated financial statements of such Subsidiary and its subsidiaries for the relevant financial period if such audited consolidated financial statements were produced (or, if no such audited consolidated financial statements were produced, to unaudited consolidated financial statements produced on the basis of the relevant audited financial statements of such Subsidiary and its subsidiaries), and further provided that if a Subsidiary is acquired after the end of the financial period to which the latest audited consolidated financial statements relate, references to such audited consolidated financial statements for the purpose of the calculations above shall, until consolidated financial statements for the financial period in which the acquisition is made have been prepared and audited, be deemed to refer to such first-mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest relevant audited financial statements, adjusted as deemed appropriate by the Guarantor's auditors. The term "Principal Subsidiary" shall also include the Company.

         "Private Placement Legend" has the meaning assigned to it in Section
2.7.

         "Purchase Agreement" means the purchase agreement, dated as of May 18, 2004, between the Company, the Guarantor and ANZ Securities, Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and JP Morgan Chase Securities Inc. as initial purchasers.

         "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

         "Qualified Majority" means a vote of a majority of the aggregate principal amount of the applicable series of Notes at a Noteholder Meeting at which more than one-half of the aggregate principal amount of the Outstanding Notes of such series are represented or voting pursuant to a written instrument; provided, however, that if representation, including representation pursuant to a written instrument, of the applicable series of Notes does not reach a majority of the aggregate principal amount of the Outstanding Notes of such series at the initial Noteholder Meeting, a Qualified Majority will nonetheless exist if at a second Noteholder Meeting a majority vote is cast with respect to the aggregate principal amount of the Outstanding Notes of such series represented and voting at such meeting, provided that such amount voting at such meeting shall not be less than 25% in aggregate principal amount of the Outstanding Notes of such series at such date.

         "Record Date" means any of the dates indicated under the heading "Record Dates" on the face of any of the Global Registered Notes.

         "Redemption Date" means, with respect to any redemption of the Notes of such series, the date of redemption with respect thereto.

         "Reference Treasury Dealer" means Banc of America Securities LLC, Deutsche Bank Securities Inc. and JP Morgan Chase Securities Inc. If any Reference Treasury Dealer ceases to be a primary U.S. government securities dealer, the Trustee will in consultation with the Company and the Guarantor substitute another primary U.S. government securities dealer for that dealer.

         "Reference Treasury Dealer Quotations" means, with respect to any Redemption Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted to the Calculation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

         "Registrar" has the meaning assigned to it in Section 2.3(a).

         "Regulation S" means Regulation S under the Securities Act or any successor regulation.

         "Regulation S Global Note" has the meaning assigned to it in Section 2.1(e).

         "Relevant Date" means, in relation to any Note, the later of (a) the date on which the payment of an Additional Amount in question first becomes due, and (b) if the full amount of the monies payable has not been duly received in New York by the Paying Agent on or prior to such due date, Relevant Date means the date on which the full amount of such monies have been so received, provided notice to that effect is duly given to the holders of the Notes in the manner set forth in Section 12.2.

         "Relevant Indebtedness" means any indebtedness for borrowed money which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stocks, depositary receipts or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; and at its date of issue is, or is intended by the Company or the Guarantor to become, quoted or listed on or by, or dealt in or traded on, any stock exchange, over-the-counter market or other organized securities market (whether or not initially distributed by means of private placement).

         "Resale Restriction Termination Date" means, (i) for any Restricted Note (or beneficial interest therein) sold pursuant to Rule 144A, two years (or such other period specified in Rule 144(k) under the Securities Act) from the Issue Date or, if any Add On Notes that are Restricted Notes have been issued before the Resale Restriction Termination Date for any Restricted Notes, from the latest such original issue date of such Add On Notes and (ii) for any Restricted Note sold pursuant to Regulation S, 40 days after the later of the Issue Date with respect to the Restricted Note and the day on which such Restricted Notes are offered to persons other than distributors (as defined in Regulation S).

         "Restricted Note" means each Issue Date Note and each related Add On Note until the Resale Restriction Termination Date with respect thereto.

         "Rule 144" means Rule 144 under the Securities Act (or any successor rule).

         "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

         "Rule 144A Global Note" has the meaning assigned to it in Section
2.1(d).

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Special Record Date" has the meaning assigned to it in Section 2.12.

         "Subsidiary" means one of the Guarantor's subsidiaries within the meaning of Section 736 of the United Kingdom Companies Act 1985, as modified or re-enacted from time to time, and any orders or regulations made under that Section.

         "Successor Company" has the meaning assigned to it in Section 5.1(a).

         "Successor Guarantor" has the meaning assigned to it in Section 5.2(a).

         "Tax-Free Exchange" means that, in connection with any proposed transfer and assumption of indebtedness under either series of Notes of the type envisaged by Article IV of this Indenture, (i) no gain or loss will be recognized by Holders of such Notes for United States federal income tax purposes and no capital gain will arise for United Kingdom tax purposes as a direct result of such transfer; (ii) no transfer or similar taxes will be imposed on Holders of such Notes under the laws of the United States or the United Kingdom as a direct result of such transfer; and (iii) such series of Notes will continue to be classified as debt and will not be classified as equity for United States federal income tax purposes.

         "Taxes" has the meaning assigned to it in Section 3.7.

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

         "Transferee Company" has the meaning assigned to it in Section 4.1.

         "Treasury Rate" means, with respect to any Redemption Date for Optional
Redemption:

              (a) the yield for the maturity corresponding to the Comparable Treasury Issue under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," provided, that if no maturity is within three months before or after the relevant Maturity Date for the Notes being redeemed the yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or

              (b) if the release referred to in (a) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date, as calculated on the third Business Day preceding the Redemption Date.

         "Trustee" means the Person named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

         "Trust Officer" means, when used with respect to the Trustee, any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of such Trustee customarily performing corporate trust functions on behalf of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "U.S. Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "U.S. dollars" and "U.S.$" mean the lawful currency of the United States of America that as at the time of payment shall be legal tender for the payment of public and private debts.

         All TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         Section 1.2 Rules of Construction. Unless the context otherwise requires:

         (a)  a term has the meaning assigned to it in this Indenture;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)  "or" is not exclusive;

         (d)  "including" means including without limitation;

         (e) words in the singular include the plural and words in the plural include the singular;

         (f) references to the payment of principal of any Notes shall include applicable premium, if any;

              (g) references to payments of interest on any Notes shall include Additional Amounts pursuant to Section 3.7, if any; and

              (h) references to England or to English law shall be deemed to be a reference to the jurisdiction of incorporation of the Company and the Guarantor or the law of the jurisdiction of incorporation of the Company or the Guarantor in the event the Company or the Guarantor, as the case may be, is no longer incorporated under the laws of England.

                                   ARTICLE II

                                    THE NOTES

         Section 2.1  Form and Dating.

                  (a) The Notes shall be issued under this Indenture in two series in accordance with the requirements of the Purchase Agreement. The Notes will be issued in fully-registered global form without coupons, and only in denominations of U.S.$1,000 and any integral multiples thereof in excess thereof. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, in the case of the 2009 Notes, and Exhibit B, in the case of the 2014 Notes.

                  (b) The terms and provisions of the Notes shall constitute, and are hereby expressly made, a part of this Indenture and each of the Company and the Guarantor, by execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby. In the event of an inconsistency between the terms of the Notes set forth in Exhibit A or Exhibit B, as applicable, and other terms of this Indenture, the terms set forth in any part of this Indenture other than in Exhibit A, or Exhibit B, as applicable, shall govern. Except as otherwise expressly permitted in this Indenture, all Notes of a series shall be identical in all respects. Notwithstanding any differences among them, all Notes of a series shall vote and consent together on all matters as one class.

                  (c) The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule, DTC rule or usage. The Company and the Trustee shall approve the forms of Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

                  (d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be initially issued in the form of one or more permanent Global Registered Notes (each, a "Rule 144A Global Note").

                  (e) Notes originally offered and sold outside the United States of America in accordance with Regulation S under the Securities Act will be initially issued in the form of one or more permanent Global Registered Notes (each, a "Regulation S Global Note").

         Section 2.2  Execution and Authentication.

                  (a) Any Officer shall sign the Notes for the Company, which may be via facsimile. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  (b) A Note shall not be valid or enforceable unless and until an authorized signatory of the Trustee, upon Company Order, authenticates the Note substantially in the form of the Trustee's certificate of authentication provided for in Section 2.2(d) hereof. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

                  (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by an Officer (the "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated, the applicable series and the date on which the original issue of Notes is to be authenticated.

                  (d) The Trustee may appoint an agent or agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial conversion or partial redemption thereof or pursuant to
Section 6.8 (an "Authenticating Agent"), and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and enforceable for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and the Guarantor and shall at all times be either (i) a branch of the Trustee or (ii) a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by any federal or state authority in the United States. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent reports of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any Person into which an Authenticating Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent, provided such Person shall be otherwise eligible under this Section.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee; to the Company and the Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Company and the Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Guarantor and shall give notice of such appointment in the manner provided in Section 12.2 to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         Each of the Company and the Guarantor agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Indenture.

         If an appointment is made pursuant to this Section, the Notes of a series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         "This is one of the [__] [__] Notes referred to in the within-mentioned Indenture.

                                                   The Bank of New York,
                                                   as Trustee

                                                   By:  ________________________
                                                   as Authenticating Agent


                                                   By:  ________________________
                                                   Authorized Signatory
         Date:  ___________________"

         If any of the Notes of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Company wishes to have Notes authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not be an Officers' Certificate or be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect of such Notes.

                  (e) In case the Company:

                      (i) shall be consolidated with or merged into any other Person,

                     (ii) shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety, or

                     (iii) shall transfer its obligations in respect of the 2009
                  Notes or the 2014 Notes in accordance with Articles IV or V of this Indenture.

and the Successor Company or Transferee Company, as the case may be, resulting from such consolidation, or surviving such merger, or which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall assume the rights, responsibilities and obligations of the Company pursuant to Article IV or Article V, as the case may be, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Company or Transferee Company, as the case may be, be exchanged for other Notes executed in the name of the Successor Company or Transferee Company, as the case may be, with such changes in phrasing and form as may be appropriate (but which shall not affect the rights or duties of the Trustee), but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company or Transferee Company, as the case may be, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Successor Company or Transferee Company, as the case may be, pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Successor Company or Transferee Company, as the case may be, at the option of the Holders of Notes but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes of the same series authenticated and delivered in such new name.

         Section 2.3  Registrar and Paying Agent; Calculation Agent.

                  (a) The Company shall (and the Guarantor shall cause the Company to) cause to be maintained an office or agency in the Borough of Manhattan, City of New York, where Global Registered Notes and Certificated Notes may be presented for registration of transfer or for exchange (a "Registrar"), for the service of notices and demands to or upon the Company and the Guarantor in respect of the Notes and this Indenture, and where Notes may be presented for payment (a "Paying Agent"). The Registrar shall keep a register of the Global Registered Notes and Certificated Notes and of their transfer and exchange (the "Note Register") and shall maintain such Note Register outside the United Kingdom on behalf of the Company and the Guarantor. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company and the Guarantor shall inform the Trustee in writing of any appointment or payment with respect to the Notes or the Guarantees made to any Paying Agent or co-Registrar.

                  (b) The Company and the Guarantor shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company and the Guarantor shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.7. The Company may act as, or may authorize the Guarantor to act as, Paying Agent, Registrar, co-Registrar or transfer agent.

                  (c) The Company initially appoints the Trustee at its Corporate Trust Office as Registrar and Paying Agent and shall also appoint The Bank of New York (Luxembourg) in Luxembourg as an additional Paying Agent with respect to any Certificated Notes, until such time as another Person is appointed as such. For so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Company shall (and the Guarantor shall cause the Company to) maintain a Paying Agent in Luxembourg with respect to any Certificated Notes, if any.

                  (d) The Company initially appoints the Trustee as Calculation Agent. For so long as any Notes are Outstanding, the Company shall maintain a Calculation Agent.

                  (e) European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 is brought into force, the Company will ensure that it maintains a paying agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to such Directive.

         Section 2.4 Paying Agent to Hold Money in Trust. | The Company and the Guarantor shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Company or the Guarantor in making any such payment. If the Company, the Guarantor or an Affiliate of the Company or the Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust account. The Company and the Guarantor at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or the Guarantor) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company, the Guarantor or any Affiliate of the Company or the Guarantor, if the Company, the Guarantor or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company, the Guarantor or such Affiliate as Paying Agent.

         Section 2.5 Holder Lists. | The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Notes.

         Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that none of the Company, the Guarantor, the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         Section 2.6  Global Note Provisions. |

                  (a) Each Global Registered Note initially shall (i) be registered in the name of DTC or the nominee of DTC and (ii) bear the appropriate legend, as set forth in Section 2.7 and Exhibit A or Exhibit B, as applicable. The Notes may be represented by one or more Global Registered Notes. The aggregate principal amount of each Global Registered Note may from time to time be increased or decreased by adjustments made on the records of the Paying Agent, as provided in this Indenture.

                  (b) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Registered Note held on their behalf by DTC and DTC may be treated by the Company, the Guarantor, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner and Holder of such Global Registered Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Registered Note. The Holder of a Global Registered Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

                  (c) Except as provided below, owners of beneficial interests in Global Registered Notes will not be entitled to receive Certificated Notes. Certificated Notes of the same series shall be issued to all owners of beneficial interests in a Global Registered Note of such series in exchange for such interests if:

                     (i) DTC, as depositary for the Global Registered Notes, has discontinued providing its services as a securities depositary and the Company fails to appoint a successor within 90 days of notice of the foregoing or if DTC or any successor depositary ceases to be a clearing agency registered under the Exchange Act, at a time when DTC or such successor depositary is required to be so registered in order to act as depositary and a successor securities clearing system with respect to such Global Registered Note is not appointed by the Company within 90 days of such notice, or

                     (ii) an Event of Default has occurred and is continuing with respect to the Notes of such series and the Registrar has received a written request from the Holder of the Global Registered Note.

In connection with the exchange of an entire Global Registered Note for Certificated Notes pursuant to this paragraph (c), such Global Registered Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary for such Global Registered Note in exchange for its beneficial interest in such Global Registered Note, an equal aggregate principal amount of Certificated Notes of the same series in authorized denominations.

                  (d) In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Registered Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged.

         Section 2.7  Legends.

         Each Global Registered Note shall bear the applicable legend or legends specified therefor in Exhibit A or Exhibit B, as applicable, on the face thereof (the "Private Placement Legend").

         Section 2.8  Transfer and Exchange. |

                  (a) If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in a Regulation S Global Note, (x) upon receipt by the Registrar of:

                      (A) written instructions from the Holder of the Rule 144A Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

                      (B) a certificate in the form of Exhibit D from the transferor, and (y) subject to the rules and procedures of DTC with respect to the Rule 144A and the Regulation S Global Note, the Registrar shall increase the applicable Regulation S Global Note and decrease the related Rule 144A Global Note by such amount in accordance with the foregoing.

                  (b) If the owner of an interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor, (x) upon receipt by the Registrar of:

                      (A) written instructions from the Holder of the Regulation S Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and

                      (B) a certificate in the form of Exhibit C duly executed by the transferor, and (y) in accordance with the rules and procedures of DTC with respect to the Rule 144A and the Regulation S Global Note, the Registrar shall increase the applicable Rule 144A Global Note and decrease the related Regulation S Global Note by such amount in accordance with the foregoing.

                  (c) Certificated Notes, if issued, may be exchanged or transferred in whole or in part in the principal amount of authorized denominations by surrendering such Certificated Notes at the Corporate Trust Office or the office of a Paying Agent with a written instrument of transfer as set forth in Exhibit A or Exhibit B, as applicable, duly executed by the Holder thereof or its attorney duly authorized in writing. In exchange for any Certificated Note properly presented for exchange or transfer, the Trustee will promptly, upon Company Order, authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office of the Trustee, to the Holder entitled to such Certificated Note, or send by mail (at the risk of such Holder) to such address as such Holder may request in writing, a Certificated Note or Notes of the same series. The costs and expenses of effecting any exchange or transfer pursuant to this paragraph will be borne by the Company and the Guarantor, except that the expense of delivery by other than regular mail (if any) and the payment of a sum sufficient to cover any tax or other government charges or insurance that may be imposed in relation thereto, will be borne solely by the Holder requesting such transfer or exchange. Any transfer or exchange by a Holder of a Certificated Note must occur in accordance with applicable law.

                  (d) Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Registered Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Registered Note, which must be effected in accordance with applicable law and the rules and procedures of DTC with respect to a Restricted Note, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such Opinions of Counsel, certificates and/or other information reasonably required to ensure compliance with the Securities Act or in accordance with paragraph (e) of this Section 2.8.

                  (e) Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Registered Note) not bearing a Private Placement Legend, the Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Registered Note of the same series (or Certificated Notes of the same series if they have been issued pursuant to Section 2.6(d)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Registered Note) bearing a Private Placement Legend, the Registrar shall deliver only Notes of the same series (or beneficial interests in a Global Registered Note of the same series) that bear a Private Placement Legend unless:

                      (i) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit E and an Opinion of Counsel;

                      (ii) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

                     (iii) in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel and other evidence reasonably requested by it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the written request of the Holder on or after the Resale Restriction Termination Date thereof. The Holder of a Global Registered Note may exchange an interest therein for an equivalent interest in a Global Registered Note of the same series not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (iii) of this paragraph (e).

                  (f) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company and the Guarantor shall have the right to inspect and make copies of all such letters, notices or other written communications during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                  (g) (i) Subject to the other provisions of this Section 2.8, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of the same series in other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument in the form of Exhibit C, D or E, as applicable, to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Certificated Notes and Global Registered Notes.

                      (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith

         (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to
         Article V or Section 561 or Section 10.5).

                      (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

                       (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantor, the Trustee, the Paying Agent, the Registrar or any co-Registrar and any agent of any of them may deem and treat the Person in whose name a Note is registered as the absolute owner and Holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Guarantor, the Trustee, the Paying Agent, the Registrar or any co-Registrar and any agent of any of them shall be affected by notice to the contrary.

                        (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                  (h) The Trustee shall have no responsibility or obligation to and shall not incur any liability with respect to any beneficial owner of an interest in a Global Registered Note, a member of, or a participant in, DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Registered Note). The Trustee may rely and shall be fully authorized and protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                  (i) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Registered Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 2.9  Mutilated, Destroyed, Lost or Stolen Notes. |

                  (a) If a mutilated Note is surrendered to the Paying Agent in New York City or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note of the same series if such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company, the Guarantor and the Trustee to protect the Company, the Guarantor, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company, the Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company and the Guarantor shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and principal amount, bearing a number not contemporaneously Outstanding.

                  (b) Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee, its agents and counsel) in connection therewith.

                  (c) Every new Note issued pursuant to this Section 2.9 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, the Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         Section 2.10 Cancellation. | The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

         Section 2.11  Add On Notes. |

                  (a) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes of a series ("Add On Notes") having terms and conditions identical to those of Outstanding Notes of such series issued under this Indenture, except that Add On
Notes:

                       (i) may have a different issue date from such other Outstanding Notes;

                      (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on such other Outstanding Notes; and

                     (iii) may have terms specified in the Add On Note Board Resolution or Add On Note Supplemental Indenture for such Add On Notes making appropriate adjustments to this Article II and Exhibit A or Exhibit B, as applicable (and related definitions), applicable to such Add On Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) which are not adverse in any material respect to the Holder of any such Outstanding Notes (other than such Add On Notes) and which shall not affect the rights or duties of the Trustee.

                  (b) In authenticating any Add On Notes, and accepting the additional responsibilities under this Indenture in relation to such Add On Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

                       (i)  Company Order;

                      (ii) the Add On Note Board Resolutions or Add On Note Supplemental Indenture relating thereto;

                     (iii) an Officers' Certificate with respect to the Company complying with Section 12.4; and

                      (iv)  an Opinion of Counsel for the Company complying with
         Section 12.4 stating,

                           (A) that the forms of such Notes have been
                  established by or pursuant to Add On Note Board Resolutions or by an Add On Note Supplemental Indenture, as permitted by this
                  Section 2.11 and in conformity with the provisions of this Indenture;

                           (B) the terms of such Notes have been established by
                  or pursuant to Add On Note Board Resolutions or by an Add On Note Supplemental Indenture, as permitted by this Section 2.11 and in conformity with the provisions of this Indenture;

                           (C) that such Notes, when authenticated and delivered
                  by the Trustee and issued by the Company in the manner and subject to any customary conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and the Guarantor entitled to the benefits provided in the Indenture, enforceable in accordance with their respective terms, except to the extent that the enforcement of such obligations may be subject to bankruptcy laws or insolvency laws or other similar laws, general principles of equity and such other qualifications as such counsel shall conclude are customary or do not materially affect the rights of the Holders of such Notes;

                           (D) that all laws and requirements in respect of the
                  execution and delivery of the Notes have been complied with;
                  and

                           (E) such other matters as the Trustee may reasonably
                  request.

                     (v) an Opinion of Counsel for the Guarantor complying with
         Section 12.4 stating that the Guarantee with respect to the Add On Notes, when such Add On Notes are issued, authenticated and delivered, will constitute a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, except to the extent that the enforcement of such obligation may be subject to bankruptcy laws or insolvency laws or other similar laws, general principles of equity and such other qualifications as such counsel shall conclude are customary or do not materially affect the rights of the Holders of such Notes.

                  (c) If such forms or terms have been so established by or pursuant to Add On Note Board Resolutions or an Add On Note Supplemental Indenture, the Trustee shall have the right to decline to authenticate and deliver any Notes:

                      (i) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken;

                     (ii) if the Trustee by its committee of Trust Officers in good faith determines that such action would expose the Trustee to personal liability to Holders of any Outstanding Notes of the same series; or

                     (iii) if the issue of such Add On Notes pursuant to this Indenture will affect the Trustee's own rights, duties and immunities under the related Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

         Notwithstanding anything in this Section 2.11, the Company may not issue Add On Notes if an Event of Default shall have occurred and be continuing.

         Section 2.12  Defaulted Interest |

         If the Company defaults in a payment of interest on the Notes, the Company or the Guarantor shall pay the defaulted amounts to the persons who are Holders thereof on a subsequent special record date (the "Special Record Date"). The Company or the Guarantor shall fix the Special Record Date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed date. At least 15 days before the Special Record Date, the Company or the Guarantor shall mail or cause to be mailed to Holder at its address as it appears on the Notes Register maintained by the Registrar a notice that states the Special Record Date, the payment date (which shall be not less than five nor more than ten days after the Special Record Date), and the amount to be paid. In lieu of the foregoing procedures, the Company or the Guarantor may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

         Section 2.13  CUSIP Numbers

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                                    COVENANTS

         Section 3.1  Payment of Notes. |

                  (a) The Company shall pay the principal of and interest on the Notes in U.S. dollars on the dates and in the manner provided in the Notes and in this Indenture. On or prior to 10:00 a.m. local time on each Interest Payment Date and the relevant Maturity Date, the Company shall deposit or have deposited with the Paying Agent in the Place of Payment with respect to such Notes immediately available U.S. dollar funds sufficient to make cash payments due on such Interest Payment Date or relevant Maturity Date, as the case may be. If the Company, the Guarantor or an Affiliate of the Company is acting as Paying Agent, the Company, the Guarantor or such Affiliate shall, prior to 10:00 a.m. local time in the Place of Payment with respect to the Notes on each Interest Payment Date and the relevant Maturity Date, segregate and hold in trust U.S. dollar funds sufficient to make cash payments due on such Interest Payment Date or relevant Maturity Date, as the case may be, with respect to the Notes. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company, the Guarantor or an Affiliate of the Company) holds in accordance with this Indenture U.S. dollar funds designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders of Notes on that date pursuant to the terms of this Indenture.

                  (b) Each Paying Agent shall notify the Trustee promptly in writing when it has received from the Company payment of the principal and/or interest on the Notes with respect to each Interest Payment Date and/or relevant Maturity Date.

                  (c) Notwithstanding anything to the contrary contained in this Indenture, the Company (but without prejudice to the obligations of the Company or the Guarantor to pay Additional Amounts in accordance with a requirement of the Indenture) may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         Section 3.2  Maintenance of Office or Agency. |

                  (a) The Company shall (and the Guarantor shall cause the Company to) maintain each office or agency required under Section 2.3. The Company will (and the Guarantor shall cause the Company to) give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and each of the Company and the Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York or Luxembourg) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York and Luxembourg for such purposes. The Company will (and the Guarantor shall cause the Company to) give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         Section 3.3 Corporate Existence. | Subject to Articles IV and V, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

         Section 3.4 Payment of Taxes and Other Claims. | Each of the Company and the Guarantor will, and the Guarantor will cause each Principal Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Principal Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of it or any Principal Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or security interest upon the property of it or any Principal Subsidiary; provided, however, that it shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management the Guarantor), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

         Section 3.5 Further Instruments and Acts. | The Company and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.6 Waiver of Stay, Extension or Usury Laws. | Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. Each of the Company and the Guarantor hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 3.7 Payment of Additional Amounts. | The Company shall make all payments of principal and interest in respect of the Notes without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the United Kingdom or any political subdivision or any authority thereof or therein having power to tax ("Taxes") with respect to payments of interest and principal on the Notes, unless such withholding or deduction is required by law or by the official judicial or administrative interpretation thereof; provided, however, that if the law of the United Kingdom should require that any payments in respect of the Notes of a series be subject to withholding or deduction with respect to any Taxes imposed or levied by, or on behalf of, such jurisdiction or any authority therein or thereof having power to tax, the Company shall, to the fullest extent then permitted by law, pay such additional amounts as may be necessary in order that the net amounts received by a Holder of Notes of such series who is not resident in the United Kingdom for tax purposes after such withholding or deduction shall equal the respective amounts of principal and interest, if any, that would otherwise have been receivable in respect of the Notes of such series in the absence of such withholding or deduction (the "Additional Amounts"); except that no such Additional Amounts shall be payable with respect to any Note of such series presented for payment:

                  (a) by or on behalf of a Holder of a Note (including a beneficial owner) who is liable for such Taxes in respect of such Note by reason of such Holder having some connection with the United Kingdom other than the mere holding of such Note;

                  (b) where such withholding or deduction could have been avoided by the Holder making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom;

                  (c) where (in the case of a payment of principal or interest on final redemption) the relevant Note is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such Additional Amounts if such Holder had surrendered the relevant Note on the last day of such period of 30 days;

                  (d) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

                  (e) where the relevant Note is surrendered for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union.

         If the Directive is promulgated, the Company undertakes to maintain a Paying Agent in a European Union member state that will not be obliged to withhold or deduct Taxes pursuant to the Directive if such a member state exists.

         If the Company, or its successor, becomes subject at any time to any taxing jurisdiction other than the United Kingdom, references in this Section to the United Kingdom with respect to Additional Amounts shall be construed as references to the United Kingdom and/or such other successor jurisdiction.

         Section 3.8  Limitation on Liens. |

         So long as any Notes remain outstanding, the Guarantor will not, and will not permit any Principal Subsidiary to, create, assume or permit to arise or to exist any mortgage, pledge, charge, lien, security interest or other encumbrance (other than a lien or other encumbrance arising by operation of law) (a "Lien") upon the whole or any part of its present or future property, assets or revenues to secure (i) payment of any Relevant Indebtedness or (ii) payment under any guarantee or indemnity granted by the Guarantor or any Principal Subsidiary in respect of any Relevant Indebtedness, without in any such case at the same time affording to the Notes the same security as the Lien created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity or such other security as the Guarantor, by an Officers' Certificate, shall confirm to the Trustee is not materially less beneficial to the Holders of the Notes or as shall be approved by Holders of a majority in aggregate principal amount of each series of Outstanding Notes; provided, however, that a Lien existing to secure Relevant Indebtedness of, or in respect of the payment of which there is granted a guarantee or an indemnity by, a Principal Subsidiary and which Lien existed prior to the time of such Principal Subsidiary becoming a Subsidiary (other than a Lien created or assumed in contemplation of such company becoming a Subsidiary), shall be permitted and neither the Guarantor nor such Principal Subsidiary shall be required to extend the security of such Lien to the Holders of the Notes.

         Section 3.9  Reports to Holders. |

         At any time when the Guarantor is not subject to Section 13 or Section 15(d) of the Exchange Act (or is not current in its reporting obligations thereunder nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder), the Guarantor will make available, upon request and at the expense of the Company and the Guarantor, to any Holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE IV

                               TRANSFEREE COMPANY

         Section 4.1 Assumption of Obligations. A limited liability company or corporation that is organized under the laws of the State of Delaware in the United States of America and is legally and beneficially wholly-owned by the Guarantor, directly or indirectly (the "Transferee Company"), may assume the obligations of the Company under a series of Notes and the Indenture without the consent of the Holders thereof, provided that:

                  (a) the Transferee Company shall expressly assume by a supplemental indenture all of the obligations of the Company under the Notes of such series and this Indenture;

                  (b) such supplemental indenture shall be in a form reasonably satisfactory to the Trustee, shall be duly authorized and executed by the Transferee Company, shall constitute a valid and legally binding agreement of such Transferee Company, and shall be delivered to the Trustee;

                  (c) subject to exceptions (a) through (e) in Section 3.7 herein, such Transferee Company shall agree that all payments made by it in respect of principal of, or premium, if any, or interest on, the relevant Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United States or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law or by the official judicial or administrative interpretation thereof, and if withholding or deduction is so required, such Transferee Company will pay to each Holder of such Notes such Additional Amounts as may be necessary so that the net amounts paid to such Holder who is not resident for tax purposes in the United States after such deduction or withholding, shall be not less than the amounts specified in such series of Notes to which such Holder is entitled;

                  (d) immediately after giving effect to such transfer, no Event of Default with respect to such series of Notes, and no event which, after notice or lapse of time of both, would become an Event of Default with respect to such series of Notes, shall have occurred and be continuing;

                  (e) the Guarantor's obligations under the Guarantees shall remain in full force and effect after the transfer;

                  (f) the relevant Notes shall not be delisted from the Luxembourg Stock Exchange as a result of such transfer, unless alternative listing arrangements satisfactory to the affected Holders have been made;

                  (g) the ratings assigned to the relevant Notes shall not be adversely affected as a result of any such transfer, and Moody's Investors Service, Inc and Standard & Poor's shall have provided written confirmation to that effect to the Guarantor;

                  (h) the Company shall give written notice of such transfer to Holders of the relevant Notes not less than 30 nor more than 60 days prior to the date such transfer shall occur, as set forth in Section 12.2;

                  (i) there shall have been delivered to the Trustee an Opinion of Counsel stating that such transfer shall constitute a Tax-Free Exchange to the Holders affected thereby; and

                  (j) the Company and the Guarantor shall each deliver to the Trustee an Officer's Certificate and an Opinion of Counsel stating that such transfer complies with this Section 4.1 and that all conditions precedent to such transfer have been satisfied.

         Section 4.2  Transferee Company Substituted for Company.

         Upon any assumption in accordance with Section 4.1, the Transferee Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Transferee Company had been named as the Company herein; and thereafter the predecessor shall be released from all obligations and covenants under the relevant series of Notes and this Indenture with respect to the relevant series of Notes.

                                    ARTICLE V

                                SUCCESSOR COMPANY

         Section 5.1 Consolidation, Merger and Sale of Assets of the Company. The Company may consolidate or merge with or into any other entity and may convey, transfer or lease its property as an entirety or substantially as an entirety to any entity, provided that:

                  (a) the entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such property (the "Successor Company") shall expressly assume by a supplemental indenture all of the obligations of the Company under the Notes and this Indenture;

                  (b) such supplemental indenture shall be in a form reasonably satisfactory to the Trustee, shall be duly authorized and executed by the Successor Company, shall constitute a valid and legally binding agreement of such Successor Company, and shall be delivered to the Trustee;

                  (c) subject to exceptions (a) through (e) in Section 3.7 herein, such Successor Company shall agree that all payments made by it in respect of principal of, or premium, if any, or interest on, any series of the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the jurisdiction in which such Successor Company is incorporated, or any political subdivision thereof or authority or agency thereof or therein having power to tax, unless such withholding or deduction is required by law or by the official judicial or administrative interpretation thereof, and if withholding or deduction is so required, such Successor Company will pay to each Holder of Notes such Additional Amounts as may be necessary so that the net amounts paid to such Holder who is not resident for tax purposes in the jurisdiction in which such Successor Company is incorporated, after such deduction or withholding, shall be not less than the amounts specified in such Notes to which such Holder is entitled;

                  (d) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing with respect to any series of Notes;

                  (e) the Guarantor's obligations under the Guarantees shall remain in full force and effect after the transaction; and

                  (f) the Company and the Guarantor shall each deliver to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease and supplemental agreement comply with this Article V and that all conditions precedent to such consolidation, merger, conveyance, transfer or lease have been satisfied.

         Section 5.2 Consolidation, Merger and Sale of Assets of the Guarantor. The Guarantor may consolidate or merge with or into any other entity and may convey, transfer or lease its property as an entirety or substantially as an entirety to any entity, provided that:

                  (a) the entity (if other than the Guarantor) formed by or resulting from any such consolidation or merger or which shall have received such property (the "Successor Guarantor") shall expressly assume by a supplemental indenture all of the obligations of the Guarantor under the Guarantees and this Indenture;

                  (b) such supplemental indenture shall be in form reasonably satisfactory to the Trustee, shall be duly authorized and executed by the Successor Guarantor, shall constitute a valid and legally binding agreement of such Successor Guarantor, and shall be delivered to the Trustee;

                  (c) subject to exceptions (a) through (e) in Section 3.7 and
Section 11.1 herein, such Successor Guarantor shall agree that all payments made by it under the Guarantees in respect of principal of, or premium, if any, or interest on, any Note will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the jurisdiction in which such Successor Guarantor is incorporated, or any political subdivision thereof or authority or agency thereof or therein having power to levy the same, unless such withholding or deduction is required by law or by the official judicial or administrative interpretation thereof, and if withholding or deduction is so required, such Successor Guarantor will pay to each Holder of Notes such Additional Amounts as may be necessary so that the net amounts paid to such Holder who is not resident for tax purposes in the jurisdiction in which such Successor Guarantor is incorporated, after such deduction or withholding, shall be not less than the amounts specified in such Notes to which such Holder is entitled;

                  (d) immediately after giving effect to such transaction, no Event of Default with respect to any series of Notes, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to any series of Notes, shall have occurred and be continuing; and

                  (e) the Guarantor shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this Article V and that all conditions precedent to such consolidation, merger, conveyance, transfer or lease and have been satisfied.

         Section 5.3  Successor Company or Guarantor Substituted.

         Upon any consolidation, merger, conveyance, transfer or lease to any entity involving the Company, in the case of Section 5.1, or the Guarantor in the case of Section 5.2, the Successor Company or Successor Guarantor, as applicable, formed by such consolidation, merger, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as applicable, and the Notes or the Guarantees, as applicable, under this Indenture and the Notes or the Guarantees, as applicable, with the same effect as if such Successor Company or Successor Guarantor, as applicable, had been named originally as such herein; and thereafter the predecessor shall be released from all obligations and covenants under this Indenture and the Notes or the Guarantees, as applicable.

                                   ARTICLE VI

                          OPTIONAL REDEMPTION OF NOTES

         Section 6.1 Optional Tax Redemption. The Notes of either series may be redeemed on not less than 30 nor more than 60 days' prior written notice to the Trustee, and, in accordance with Section 6.4 and in the manner provided in
Section 12.2, the Holders of such Notes, at the option of the Company or the Guarantor (an "Optional Tax Redemption"), in whole, but not in part, at any time, if:

                  (a) on the occasion of the next succeeding Interest Payment Date for such series, each of the Company and the Guarantor has or will become obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of the Company's domicile or any authority in or of the Company's domicile having power to tax, or any change in the official judicial or administrative interpretation of these laws or regulations, which change or amendment becomes effective on or after the Issue Date; and

                  (b) each of the Company and the Guarantor is unable to avoid this obligation by taking reasonable measures available to it;

provided that no notice of Optional Tax Redemption shall be given earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as the case may be, would be obliged to pay, deduct or withhold amounts were a payment in respect of the Notes of such series then due.

         Notes redeemed pursuant to an Optional Tax Redemption will be redeemed at an amount equal to the principal amount of the Notes being redeemed together with Additional Amounts, if any, plus any accrued and unpaid interest to (but excluding) the Redemption Date.

         Section 6.2 Optional Redemption. | The Company may redeem the Notes of any series, as a whole at any time or in part from time to time, at the option of the Company (an "Optional Redemption"), at a redemption price equal to the greater of:

                  (a) 100% of the principal amount of the Notes of such series being redeemed; or

                  (b) as determined by the Calculation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, not including any portion of such payment of interest accrued on the Redemption Date, from the Redemption Date to the relevant Maturity Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, in the case of the 2009 Notes, and 20 basis points, in the case of the 2014 Notes, plus any accrued and unpaid interest to (but excluding) the Redemption Date and Additional Amounts, if any.

Notice of any redemption will be mailed at least 30 days but no more than 60 days before the Redemption Date to the Trustee, the Guarantor and, in accordance with Section 6.4 and in the manner provided in Section 12.2, to each Holder of Notes to be redeemed.

         Section 6.3 Election to Redeem. The Guarantor or the Company, as applicable, shall evidence its election to redeem any Notes pursuant to Section
6.1 or Section 6.2 by a Board Resolution.

         Section 6.4  Notice of Redemption. |

                  (a) The Company or the Guarantor shall give or cause the Trustee to give written notice of redemption not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at the address appearing in the Notes Register. If the Company or the Guarantor itself gives the notice, it shall also deliver a copy to the Trustee.

                  (b) If either (i) the Company is not redeeming all Outstanding Notes of a series, or (ii) the Company or the Guarantor elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers' Certificate requesting that the Trustee select the Notes to be redeemed and/or give notice of redemption and setting forth the information required by paragraph (c) of this Section 6.4. If the Company or the Guarantor elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and the Guarantor and at the expense of the Company and the Guarantor.

                  (c) All notices of redemption shall state:

                       (i) which series of Notes is the subject of redemption and whether such Notes are being redeemed pursuant to an Optional Tax Redemption or an Optional Redemption;

                      (ii) the Redemption Date,

                     (iii) the redemption price and the amount of any accrued interest payable as provided in Section 6.7,

                      (iv) in the case of an Optional Redemption, whether or not the Company is redeeming all Outstanding Notes of a series,

                       (v) in the case of an Optional Redemption, if the Company is not redeeming all Outstanding Notes of a series, the aggregate principal amount of Notes of such series that the Company is redeeming and the aggregate principal amount of Notes of such series that will remain Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming,

                      (vi) in the case of an Optional Redemption, if the Company is redeeming only a portion of the principal amount of a Note or Notes of a series, the notice that relates to such Note or Notes shall state that on and after the Redemption Date, upon surrender of such Note or Notes, the Holders will receive, without charge, a new Note or Notes of such series of authorized denominations for the principal amount of the Note or Notes remaining unredeemed,

                     (vii) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in
         Section 6.7 will become due and payable in respect of each Note to be redeemed, and, unless the Company and the Guarantor defaults in making the redemption payment, that interest on each Note to be redeemed will cease to accrue on and after the Redemption Date,

                    (viii) the place or places where a Holder must surrender the Holder's Notes for payment of the redemption price, and

                     (ix) the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

         Section 6.5 Selection of Notes to be Redeemed in Part Pursuant to an Optional Redemption. |

                  (a) If the Company is not redeeming all Outstanding Notes of a series pursuant to an Optional Redemption, the Trustee shall, so long as such Notes are listed on the Luxembourg Stock Exchange, select the Notes to be redeemed in compliance, based on an Opinion of Counsel furnished to the Trustee by the Company prior to the Redemption Date, with the requirements of the Luxembourg Stock Exchange, and in all cases, on a pro rata basis, by lot or in another fair and reasonable manner chosen by the Trustee. The Trustee shall make the selection from the Outstanding Notes of such series not previously called for redemption. The Trustee shall promptly notify each of the Company and the Guarantor in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes of such series not previously called for redemption. The Company may redeem Notes in those denominations specified for such Notes only in whole. The Trustee may select for redemption portions (equal to the denomination(s) specified for such Notes or any integral multiple thereof) of the principal of Notes that have denominations larger than a denomination specified for such Notes, provided that after such partial redemption the remaining principal amount of any such Note shall be a denomination specified for such Notes or any integral multiple thereof.

                  (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

         Section 6.6 Deposit of Redemption Price. | Prior to 10:00 a.m. local time in the city in which the office of the Trustee or the Paying Agent with respect to the Notes being redeemed is located on the relevant Redemption Date, the Company and the Guarantor (without duplication) shall deposit with the Trustee or with a Paying Agent (or, if the Company or the Guarantor is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that are being redeemed on that date.

         Section 6.7 Notes Payable on Redemption Date. | If the Company or the Guarantor, or the Trustee on behalf of the Company or the Guarantor, gives notice of redemption in accordance with this Article VI, the Notes, or the portions of Notes (in the case of an Optional Redemption), called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to (but excluding) the Redemption Date), and from and after the Redemption Date (unless the Company and the Guarantor shall default in the payment of the redemption price and accrued interest) the Notes or the portions of the Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued, but unpaid, interest, if any, to (but excluding) the Redemption Date and any Additional Amounts, if any, subject to the rights of Holders in the case of a Global Registered Note on the relevant Record Date to receive interest due on the related Interest Payment Date. If the Company and the Guarantor shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by Note.

         Section 6.8 Unredeemed Portions of Partially Redeemed Note. | In the case of an Optional Redemption, upon surrender of a Note that is to be redeemed in part, the Company and the Guarantor shall execute, and upon Company Order the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes of the same series in any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of $1,000 and integral multiples of $1,000 in excess thereof.

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

         Section 7.1  Events of Default. |

                  (a) An "Event of Default" occurs with respect to a series of Notes if one or more of the following events shall occur with respect to such series:

                  (i) default in the payment of any interest on any of the Notes of such series when due and payable, and such default continues for a period of 30 days;

                 (ii) default in the payment of the principal of any of the Notes of such series when due and payable, and such default continues for a period of two Business Days;

                (iii) default in the performance of, or breaches, any covenant or warranty of the Company or the Guarantor contained in this Indenture or the Notes, and such default or breach continues for a period of 30 days after written notice of such default or breach shall have been given to the Company or the Guarantor by the Trustee or the Holders of at least 25% in aggregate principal amount of such series of Notes then Outstanding;

                 (iv) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Guarantor or indebtedness of any Principal Subsidiary for money borrowed, whether such indebtedness now exists or shall hereafter be created, shall occur and shall result in such indebtedness in principal amount in excess of $30,000,000 (or the equivalent thereof in other currencies) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after written notice thereof shall have been given to the Guarantor and the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of such series of Notes then Outstanding;

                  (v) if proceedings are initiated against the Company, the Guarantor or any Principal Subsidiary under any applicable liquidation, insolvency, re-organization or any other similar laws, or an application is made for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official is appointed, in relation to the Company, the Guarantor or any Principal Subsidiary, as the case may be, in relation to the whole or a part of the undertakings or assets of the Company, the Guarantor or any Principal Subsidiary, or an encumbrancer takes possession of the whole or a part of the applicable company's undertakings or assets, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a part of its undertakings or assets; and in any case (other than the appointment of an administrator) are not discharged within 28 days; provided that this paragraph (v) shall not apply to any proceedings against the Company, the Guarantor or a Principal Subsidiary brought by a third party other than an administrative or judicial authority where the Company, the Guarantor, or the Principal Subsidiary can demonstrate that any such proceedings are being contested by the Company, the Guarantor or the Principal Subsidiary in good faith, diligently and by appropriate proceedings in a competent court;

                     (vi) commencement by the Company, the Guarantor or any Principal Subsidiary of a voluntary case or proceeding under any applicable liquidation, insolvency, re-organization or any other similar laws, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company, the Guarantor or any Principal Subsidiary to the entry of a decree or order for relief in respect of the Company, the Guarantor or any Principal Subsidiary in an involuntary case or proceeding under any applicable liquidation, insolvency, re-organization or any other similar laws, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, the Guarantor or any Principal Subsidiary, or the filing by the Company, the Guarantor or any Principal Subsidiary of a petition or answer or consent seeking re-organization or relief under any applicable law, or the consent by the Company, the Guarantor or any Principal Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Company, the Guarantor or any Principal Subsidiary or of any substantial part of the property of the Company, the Guarantor or any Principal Subsidiary or the making by the Company, the Guarantor or any Principal Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by the Company, the Guarantor or any Principal Subsidiary in furtherance of any such action; or

                    (vii) the Guarantees shall cease to be in full force and effect or the Guarantor shall, in writing, deny or disaffirm its obligations under the Guarantees (or any of them) or this Indenture.

Any of the foregoing will constitute an Event of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  (b) The Company and the Guarantor shall deliver to the Trustee within five days after the occurrence of any Default or Event of Default written notice in the form of an Officers' Certificate of any Default or Event of Default, their status and what action the Company and the Guarantor propose to take in respect thereof.

         Section 7.2 Acceleration. If an Event of Default occurs and is continuing with respect to a series of Notes (other than one relating to the matters referred to in Section 7.1(v) or (vi), in which case, the principal of all Outstanding Notes of each series shall become due and payable immediately), then the Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Notes of that series may declare the principal amount of all of the Outstanding Notes of such series to be due and payable immediately, together with accrued and unpaid interest, Additional Amounts, if any, accrued to the date of repayment by a notice in writing to the Company and the Guarantor (and to the Trustee if given by the Holders), and upon any such declaration, such principal amount and accrued and unpaid interest shall become immediately due and payable.

         At any time after such a declaration of acceleration with respect to the Notes of a series subject to such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee or the Holders as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes of the applicable series, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

                  (a) the Company or the Guarantor has irrevocably paid or deposited with the Trustee a sum sufficient to pay:

                      (i) all overdue interest on all Notes of such series subject to such declaration of acceleration,

                     (ii) the principal of all Notes of such series subject to such declaration of acceleration which become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

                    (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates therefor in the Notes of such series subject to such declaration of acceleration, and

                     (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 8.7; and

                  (b) all Events of Default with respect to Notes of such series subject to such declaration of acceleration, other than the non-payment of the principal of Notes subject to such declaration of acceleration which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.4.

         Section 7.3  Other Remedies. |

                  (a) If an Event of Default occurs and is continuing with respect to Notes of a series, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes of that series or to enforce the performance of any provision of the Notes of that series or this Indenture.

                  (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         Section 7.4 Waiver of Past Defaults. | The Holders of not less than a Qualified Majority in aggregate principal amount of the Outstanding Notes of a series may on behalf of the Holders of all the Notes of such series waive any Event of Default hereunder with respect to such series of Notes and its consequences, except (i) a default in the payment of the principal of, or premium, if any, or interest on, such Notes, or (ii) a Default in respect of a covenant or agreement that cannot be modified or amended without the consent of the Holder of each such Note affected thereby. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         Section 7.5 Control by Majority. | The Holders of a majority in principal amount of the Outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Sections 8.1 and 8.2, however, the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) exposes the Trustee to personal liability for which the Trustee would not be satisfactorily indemnified pursuant to Section 8.7 hereof or (iii) is unduly prejudicial to such Holders not joined therein; provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         Section 7.6  Limitation on Suits. |

         No Holder of any Note will have any right to institute any proceeding with respect to this Indenture for any remedy hereunder, unless:

                  (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (b) Holders of at least 25% in principal amount of the then Outstanding Notes of the applicable series shall have made a written request to the Trustee to pursue the remedy in its own name as trustee hereunder;

                  (c) such Holders of the Notes have provided to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee does not comply within 60 days after its receipt of such notice, request and offer of indemnity; and

                  (e) during such 60 day period the Holders of a majority in principal amount of the Outstanding Notes of the applicable series have not given the Trustee a written direction which is inconsistent with the request.

         Otherwise, no Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, except:

                  (f) a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note, or

                  (g) for the institution of any proceeding with respect to this Indenture or any remedy thereunder, including, without limitation, acceleration, by the Holders of a majority in principal amount of the Outstanding Notes of the applicable series; provided, that upon institution of any proceeding or exercise of any remedy, such Holder or Holders provide the Trustee with prompt written notice thereof.

         Section 7.7 Rights of Holders to Receive Payment. | Notwithstanding any other provision of this Indenture (including, without limitation, Section 7.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates or Redemption Dates expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 7.8 Collection Suit by Trustee. | If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the Guarantor for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 8.7.

         Section 7.9  Trustee May File Proofs of Claim, etc. |

                  (a) The Trustee may (irrespective of whether the principal of the Notes is then due):

                      (i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, the Guarantor or any Subsidiary of the Guarantor or their respective creditors or properties; and

                     (ii) collect and receive any monies or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 8.7.

                  (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 7.10 Priorities. | If the Trustee collects any money or property pursuant to this Article VII, it shall pay out the money or property in the following order:

         FIRST:  to the Trustee for amounts due under Section 8.7;

         SECOND: if the Holders proceed against the Company or the Guarantor directly without the Trustee in accordance with this Indenture, to the Holders for their collection costs;

         THIRD: to the Holders for amounts due and unpaid on the Notes of the applicable series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

         FOURTH: to the Company, the Guarantor or such other party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company and the Guarantor, fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

         Section 7.11 Undertaking for Costs. | In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by the Guarantor, a suit by a Holder pursuant to Section 7.7 or a suit by Holders of more than 10% in principal amount of the Outstanding Notes of a series.

                                  ARTICLE VIII

                                     TRUSTEE

         Section 8.1  Duties of Trustee. |

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of
Default:

                      (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they reasonably conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                      (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 8.1;

                     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.2, 7.4 or 7.5.

                  (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company and the Guarantor.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (g) Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Article VIII and to the provisions of the TIA.

                  (h) The Trustee shall not be liable for indirect or consequential loss or damages in connection with this Indenture.

                  (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or the Guarantor shall be sufficient if signed by an Officer of the Company or the Guarantor, respectively.

                  (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

         Section 8.2  Rights of Trustee. |  Subject to Section 8.1:

                  (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document (whether in original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence on the part of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence (as finally determined by a court of competent jurisdiction).

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and the Guarantees shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney.

                  (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has Actual Knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (i) The Trustee may request that each of the Company and the Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

                  (j) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Board Resolution.

         Section 8.3 Individual Rights of Trustee. | The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantor or any of its Affiliates with the same rights it would have if it were not Trustee. Any Authenticating

Agent, Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11 and the Authenticating Agent must comply with Section 2.2(d).

         Section 8.4 Trustee's Disclaimer. | The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

         Section 8.5 Notice of Defaults. | If a Default or Event of Default occurs and is continuing with respect to a series of Notes and if a Trust Officer has Actual Knowledge thereof, the Trustee shall mail to each Holder of such series of Notes, notice of the Default or Event of Default within 30 days after the Trustee obtains Actual Knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the Optional Redemption, Optional Tax Redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of such Notes.

         Section 8.6 Reports by Trustee to Holders. | The Trustee shall comply with TIA Section 313. The Company agrees to notify promptly the Trustee whenever any Notes become listed, quoted and/or traded on or by any stock exchange, competent listing authority and/or quotation system and of any delisting thereof.

         Section 8.7  Compensation and Indemnity. |

                  (a) The Company and the Guarantor (without duplication) shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company, the Guarantor and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantor (without duplication) shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including, without limitation, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

                  (b) The Company and the Guarantor (jointly and severally but without duplication) shall indemnify the Trustee against any and all loss, judgment, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part arising out of or in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 8.7) and of defending itself against any claims or liabilities (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company and the Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantor shall not relieve the Company or the Guarantor of its obligations hereunder. The Company and the Guarantor shall defend the claim and the Trustee may, upon written request to the Company and the Guarantor, have separate counsel and the Company and the Guarantor shall upon such event pay the fees and expenses of such counsel. Neither the Company nor the Guarantor need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith.

                  (c) To secure the Company's and the Guarantor's payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 8.7 shall not be subordinate to any other liability or indebtedness of the Company or the Guarantor.

                  (d) The Company's and the Guarantor's payment obligations pursuant to this Section 8.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Bankruptcy Default, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in this
Section 8.7 or Section 7.10.

         Section 8.8  Replacement of Trustee. |

                  (a) The Trustee may resign at any time by notifying the Company and the Guarantor. The Holders of a majority in principal amount of the Outstanding Notes of a series may remove the Trustee insofar as it relates to the Notes of such series at any time by so notifying the Trustee in writing and may appoint a successor Trustee reasonably acceptable to the Company and the Guarantor. The Company or the Guarantor shall remove the Trustee if:

                      (i) the Trustee fails to comply with Section 8.10;

                     (ii) the Trustee is adjudged bankrupt or insolvent;

                    (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                     (iv) the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns or is removed by the Company, the Guarantor or the Holders of a majority in principal amount of the Outstanding Notes of a series (and such Holders do not reasonably promptly appoint a successor Trustee), or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company or the Guarantor shall promptly appoint a successor Trustee for the applicable series.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantor. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.7.

                  (d) If a successor Trustee does not deliver a written acceptance of its appointment within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes of the applicable series may petition, at the expense of the Company and the Guarantor, any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 8.10, any Holder of Notes of the applicable series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section 8.8, each of the Company's and the Guarantor's obligations under
Section 8.7 shall continue for the benefit of the retiring Trustee.

                  (g) In the event of the resignation, termination or removal of the Trustee, the Company or the Guarantor (at the expense of the Company and the Guarantor) shall within 30 days mail written notice thereof to the Holders of Notes.

         Section 8.9  Successor Trustee by Merger. |

                  (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

                  (b) In case at the time such successor or successors to the Trustee shall succeed to the trusteeship created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

         Section 8.10 Eligibility; Disqualification. | The Trustee and the Authenticating Agent shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or the Guarantor are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         Section 8.11 Preferential Collection of Claims Against Company. | The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         Section 8.12 Paying Agent and Calculation Agent. | All rights, duties and immunities of the Trustee under this Indenture shall apply to any Paying Agent and Calculation Agent under this Indenture.

                                   ARTICLE IX

            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONIES

         Section 9.1 Satisfaction and Discharge. | The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture and except as to the Company's and the Guarantor's obligations under Section 8.7) as to all Outstanding Notes when:

                  (a) either:

                      (i) the Notes theretofore executed, authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor or discharged from such trust) have been delivered to the Trustee for cancellation, or

                     (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or by their terms are due and payable within one year (or scheduled for Optional Redemption or Optional Tax Redemption within one year) and the Company or the

         Guarantor has irrevocably deposited or caused to be deposited with the Trustee U.S. dollar funds sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of deposit (or until their redemption, as confirmed by the opinion of an internationally recognized firm of independent public accountants), together with irrevocable written instructions from the Company or the Guarantor directing the Trustee to apply such funds to the payment;

                  (b) the Company or the Guarantor has paid all other sums payable under: (i) this Indenture, (ii) the Notes and (iii) the Guarantees; and

                  (c) each of the Company and the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

         Section 9.2 Application by Trustee of Funds Deposited for Payment of Notes. |

         Subject to Section 9.4, all monies deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company or the Guarantor acting as paying agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

         Section 9.3  Repayment of Monies Held by Paying Agent. |

         In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any paying agent under the provisions of this Indenture with respect to such series of Notes shall, upon written demand of the Company or the Guarantor, be repaid to the Company or the Guarantor, as the case may be, or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such monies.

         Section 9.4 Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years. |

         Any monies deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest (including Additional Amounts) on any Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest (including Additional Amounts) shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company or the Guarantor by the Trustee or such paying agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company or the Guarantor for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such monies shall thereupon cease.

                                    ARTICLE X

                                   AMENDMENTS

         Section 10.1  Without Consent of Holders. |

                  (a) The Company, the Guarantor and the Trustee may amend this Indenture with respect to either or both series of Notes or the Notes of a series without notice to or consent of any Holder:

                      (i) to cure any ambiguity, omission, defect or inconsistency, provided that such action shall not adversely affect the interests of the Holders of the Notes of such series in any material respect;

                     (ii) to comply with Article IV or V in respect of the assumption by a Transferee Company or a Successor Company of the obligations of the Company under the Notes of such series and this Indenture with respect to such series of Notes;

                    (iii) to comply with Article V in respect of assumption by a Successor Guarantor of the obligations of the Guarantor under the Guarantees and this Indenture;

                     (iv) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes of such series; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

                      (v) to add additional guarantees with respect to the Notes of such series or to secure the Notes of such series;

                     (vi) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of Notes of such series or to surrender any right or power herein conferred upon the Company or the Guarantor;

                     (vii) to add any additional Events of Default for the benefit of the Holders of the Notes of such series;

                    (viii) to make any change that does not adversely affect the rights of any Holder of the Notes of such series in any material respect;

                     (ix) to provide for the issuance of Add On Notes as permitted by Section 2.11, which will have terms substantially identical to the other Outstanding Notes of the same series except as specified in Section 2.11, and which will be treated, together with any other Outstanding Notes of such series, as a single series of securities.

                  (b) After an amendment under this Section 10.1 becomes effective, the Company or the Guarantor (at its own expense) shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.1.

         Section 10.2  With Consent of Holders. |

                  (a) The Company, the Guarantor and the Trustee may amend this Indenture with respect to the Notes of a series without notice to any Holder but with the written consent of the Holders of at least a Qualified Majority in principal amount of the Outstanding Notes of the applicable series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), which consent(s) shall be delivered to the Company, the Guarantor and the Trustee. However, without the consent of each Holder of Notes of such series affected, an amendment may not:

                      (i) reduce the principal amount of Notes of such series the Holders of which must consent to an amendment or waiver;

                     (ii) reduce the rate of, or change, or have the effect of changing the time for payment of, interest, including Additional Amounts, if any, on any Notes of such series or change in any adverse respect the obligation of the Company and the Guarantor to pay Additional Amounts with respect to such series;

                    (iii) reduce the principal of, or change, or have the effect of changing the time for payment of principal or the fixed maturity of, any Notes of such series or the amount due upon an Event of Default, or change the date on which any Notes of such series may be subject to acceleration or redemption, or reduce the redemption price therefor;

                     (iv) make any Notes of such series payable in a currency or at a location other than that stated in the Notes or at a place other than stated in the Notes;

                      (v) make any change in the provisions of this Indenture entitling each Holder of Notes of such series to receive payment of principal of and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a Qualified Majority in principal amount of Outstanding Notes of such series to waive compliance with various provisions of this Indenture or Defaults or Events of Default;

                     (vi) reduce the percentage of Holders of Notes of such series whose consent is needed to modify or amend the provisions of this Indenture with respect to the Notes of such series;

                    (vii) make any changes to this Section 10.2; or

                   (viii) change the terms of the Guarantees with respect to such series.

                  (b) It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  (c) After an amendment under this Section 10.2 becomes effective, the Company or the Guarantor shall mail to Holders of the applicable series a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.2.

         Section 10.3 Compliance with Trust Indenture Act. | Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

         Section 10.4  Acts of Holders; Record Dates. |

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing as herein otherwise expressly provided. Such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                  (c) The Company or the Guarantor may set any day as a record date for the purpose of determining the Holders of Outstanding Notes of any series represented by Global Registered Notes or Certificated Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this

Indenture to be given, made or taken by Holders of Notes of a series (for the purposes of this Section 10.4 only, a "record date"); provided that the Company and the Guarantor may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes of a series represented by Global Registered Notes or Certificated Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable expiration date by Holders of the requisite principal amount of Outstanding Notes of the applicable series on such record date. Nothing in this paragraph shall be construed to prevent the Company or the Guarantor from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes of such series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company or the Guarantor (at its own expense) shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in
Section 12.2.

         The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes of a series represented by Global Registered Notes or Certificated Notes entitled to join in the giving or making of (i) any request to institute proceedings referred to in Section 7.6 or (ii) any direction referred to in Section 7.5, in each case with respect to the Notes of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable expiration date by Holders of the requisite principal amount of Outstanding Notes of the applicable series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes of such series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Company and the Guarantor, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Company and the Guarantor in writing and to each Holder of Notes in the manner set forth in Section 12.2.

         With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the "expiration date" and from time to time may change the expiration date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new expiration date is given to the other parties hereto in writing and to each Holder of Notes in the manner set forth in Section 12.2, on or prior to the existing expiration date. Notwithstanding the foregoing, no expiration date shall be later than the 180th day after the applicable record date and, if an expiration date is not designated with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have designated the 180th day after such record date as the expiration date with respect thereto.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

         Section 10.5 Notation on or Exchange of Notes. | If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company, the Guarantor or the Trustee so determines, the Company in exchange for the Note will execute and upon Company Order the Trustee will authenticate a new Note of the same series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

         Section 10.6 Trustee to Sign Amendments. | The Trustee shall sign any amendment authorized pursuant to this Article X; provided that the Trustee may, but shall not be obligated to, sign any amendment that adversely affects its own rights, duties, liabilities or immunities. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Sections 8.1 and 8.2) shall be fully authorized and protected in relying upon an Opinion of Counsel and an Officers' Certificate, each stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE XI

                                   GUARANTEES

         Section 11.1  The Guarantees. |

                  (a) The Guarantor hereby irrevocably and unconditionally guarantees to each Holder of a Note of each series authenticated and delivered by the Trustee the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, such Note, when and as the same shall become due and payable, whether at the relevant Maturity Date, by acceleration, redemption or otherwise, in accordance with the terms of such Note and of this Indenture. In case of the failure of the Company punctually to pay any such principal, premium, interest or Additional Amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the relevant Maturity Date, upon acceleration, redemption or otherwise, and as if such payment were made by the Company. The aforesaid Guarantees are ones of payment and not of collection.

         Section 11.2 Guarantees Unconditional, etc. The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Note or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that these Guarantees will not be discharged except by payment in full of the principal of, any premium and interest on, and any Additional Amounts required with respect to, the Notes and the complete performance of all other obligations contained in the Notes. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the relevant Maturity Date of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 hereof for the purposes of these Guarantees, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

         Section 11.3  Reinstatement.

         These Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Note, in whole or in part, is rescinded or must otherwise be repaid or restored to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company, the Guarantor or otherwise.

         Section 11.4  Subrogation

         The Guarantor shall be subrogated to all rights of the Holder of any Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of these Guarantees; provided, however, that the Guarantor shall not, without the consent of the Holders of all the Notes of the applicable series then Outstanding, be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any Additional Amounts required with respect to, all Notes shall have been paid in full.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 Trust Indenture Act Controls. | If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

         Section 12.2  Notices. |

         Any notice or communication provided or permitted by this Indenture to be given to the Company, the Guarantor, the Trustee or the Paying Agent may be given to the Company, the Guarantees, the Trustee or any Paying Agent, as the case may be, and shall be made in writing by hand-delivery, first-class mail, facsimile or air courier guaranteeing next-day delivery:

         if to the Company:

         Pearson Dollar Finance plc
         80 Strand
         London WC2R 0RL
         United Kingdom

         Attention: Directors

         With a copy to:

         Pearson PLC
         80 Strand
         London WC2R 0RL
         United Kingdom

         Attention: General Counsel

         if to the Guarantor:

         Pearson PLC
         80 Strand
         London WC2R ORL
         United Kingdom

         Attention: Group Treasurer

         With a copy to:

         Pearson PLC
         80 Strand
         London WC2R ORL
         United Kingdom

         Attention: General Counsel

         if to the Trustee and Paying Agent:

         The Bank of New York
         One Canada Square
         London E14 5AL
         United Kingdom
         [Attention: Alison Mitchell]

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered against written receipt; one business day after being timely delivered to a next-day air courier; five business days after being deposited in the mail postage prepaid; and when receipt is acknowledged by the recipient's facsimile machine, if sent by facsimile.

         The Company, the Guarantor, the Trustee or the Paying Agent by notice to the others may designate additional or different addresses for subsequent notices or communications. Such notices or communications may also be given by any Holder of Notes to the Trustee or any Paying Agent through DTC in such manner that such Trustee or Paying Agent, as the case may be, and DTC may approve for such purpose.

         (b) All notices regarding the Notes shall be published (i) in a leading English language daily newspaper of general circulation in New York City and
(ii) if and for so long as the Notes are listed on the Luxembourg Stock Exchange, and for so long as the Luxembourg Stock Exchange rules so require, a daily newspaper of general circulation in Luxembourg. Such publications will initially be made in The Wall Street Journal in New York City and the Luxemburger Wort in Luxembourg. The Company or the Guarantor (at its own expense) shall also ensure that such notice is duly published in a manner that complies with the rules and regulations of any other stock exchange, competent listing authority and/or quotation system on or by which the Notes are for the time being listed, quoted and/or traded. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in each such newspaper. Furthermore, the Company and the Guarantor shall send all notices via first class mail or a courier delivery service to the Trustee and the nominee of DTC.

         Section 12.3 Communication by Holders with Other Holders. | Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 12.4 Certificate and Opinion as to Conditions Precedent. | Upon any request or application by the Company or the Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer or signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

         Section 12.5 Statements Required in Certificate or Opinion. | Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials unless such counsel knows, or in the exercise of reasonable care, should know that the Officers' Certificate or certificates of public officials or the representations with respect to such matters are erroneous.

         Section 12.6  Form of Documents Delivered to Trustee. |

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows or in the exercise of reasonable care should know, that the opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 12.7 Rules by Trustee, Paying Agent and Registrar. | The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         Section 12.8 Payment on Business Days. | If any Interest Payment Date, a, Redemption Date or the relevant Maturity Date falls on a day that is not a Business Day, the payment of interest and/or principal otherwise required to be paid on such day may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after payment on such next succeeding Business Day.

         If a regular Record Date is not a Business Day, the Record Date shall not be affected.

         Section 12.9  Governing Law, etc. |

                  (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE AUTHORIZATION AND EXECUTION BY THE COMPANY AND THE GUARANTOR OF THE INDENTURE AND THE NOTES OR THE GUARANTEES, AS APPLICABLE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND, WITHOUT GIVING EFFECT TO ANY CONTRARY CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS OF THE LAWS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

                  (b) To the extent that the Company or the Guarantor any of their respective properties, assets or revenues, may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the Notes or the Guarantees, each of the Company and the Guarantor hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

                  (c) Each of the Company and the Guarantor hereby irrevocably consents and agrees, for the benefit of the Holders and the Trustee, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Notes or the Guarantees may be brought in any United States federal court or New York state court, in each case located in the Borough of Manhattan, The City of New York, and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

                  (d) Each of the Company and the Guarantor hereby irrevocably designates, appoints, and empowers Pearson Inc., with an office at 1330 Avenue of the Americas, New York, New York 10019, as its designee, appointee and agent (the "Authorized Agent") to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any United States federal court or New York state court which may be made on such Authorized Agent in accordance with legal procedures prescribed for such courts. If for any reason such Authorized Agent hereunder shall cease to be available to act as such, each of the Company and the Guarantor agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this clause satisfactory to the Trustee. Each of the Company and the Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this clause (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, first class, postage prepaid, to each of them at their respective addresses specified in or designated pursuant to this Indenture. Each of the Company and the Guarantor further agrees that the failure of any such Authorized Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Trustee or any Holder to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Guarantor or bring actions, suits or proceedings against the Company or the Guarantor in any jurisdiction, and in any manner, as may be permitted by applicable law. Each of the Company and the Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture, the Notes or the Guarantees brought in any United States federal court or New York state court, in each case located in the Borough of Manhattan, The City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (e) Nothing in this Section 12.9 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

         Section 12.10 Successors. | All agreements of each of the Company and the Guarantor in this Indenture, the Notes and the Guarantees shall bind each of its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

         Section 12.11 Duplicate and Counterpart Originals. | This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

         Section 12.12 Severability. | In case any provision in this Indenture, the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 12.13  Currency Indemnity. |

                  (a) The U.S. dollar is the sole currency of account and payment for all sums payable by the Company or the Guarantor under or in connection with the Notes, the Guarantees or this Indenture with respect to the Notes, including damages. Any amount received or recovered in currency other than U.S. dollars in respect of the Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, the Guarantor, any Subsidiary or otherwise) by any Holder of the Notes in respect of any sum expressed to be due to it from the Company or the Guarantor shall only constitute a discharge of them under the Notes, the Guarantor and this Indenture with respect to the Notes only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the Notes, the Guarantees or this Indenture with respect to the Notes, each of the Company and the Guarantor shall indemnify and hold harmless the recipient against any loss or cost sustained by it in making any such purchase. For the purposes of this Section 12.13, it will be sufficient for the Holder of a Note to certify that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable).

                  (b) The indemnities of each of the Company and the Guarantor contained in this Section 12.13, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of each of the Company and the Guarantor under the Notes, the Guarantor and this Indenture with respect to the Notes; (ii) shall give rise to a separate and independent cause of action against each of the Company and the Guarantor; (iii) shall apply irrespective of any waiver granted by any Holder of the Notes or the Trustee with respect to the Notes from time to time; and (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof of claim for a liquidated amount in respect of any sum due under the Notes, the Guarantees or this Indenture with respect to the Notes or any other judgment or order.

         Section 12.14 Benefits of Indenture. | Nothing in this Indenture, the Notes or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit of any legal or equitable right, remedy or claim under this Indenture.

         Section 12.15 Table of Contents; Headings. | The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                 PEARSON DOLLAR FINANCE PLC

                                 By: /s/ Michael Day
                                 ------------------------
                                    Name:  Michael Day
                                    Title: Director






                                 PEARSON PLC

                                 By: /s/ Michael Day
                                 ------------------------
                                    Name:  Michael Day
                                    Title: Group Treasurer






                                 THE BANK OF NEW YORK

                                 as Trustee, Paying Agent and Calculation Agent

                                 By: /s/ Alison Mitchell
                                    ________________________________________
                                    Name:  Alison Mitchell
                                    Title: Assistant Treasurer

                                                                       EXHIBIT A

                               FORM OF 2009 NOTES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 [Include the following legend on all Notes that are Global Registered Notes:

THIS NOTE IS A GLOBAL REGISTERED NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                 [Include the following legend on all Notes that are Rule 144A Global Notes:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE LATER OF (x) THE ORIGINAL ISSUANCE OF THIS NOTE AND (y) THE LAST DATE ON WHICH PEARSON DOLLAR FINANCE PLC (THE "COMPANY"), PEARSON PLC (THE "GUARANTOR") OR ANY AFFILIATE THEREOF WAS THE BENEFICIAL OWNER OF THIS NOTE (OR ANY PREDECESSOR HEREOF) (THE "RESTRICTED PERIOD"), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE RESTRICTED PERIOD. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.]

                [Include the following legend on all Notes that are Regulation S Global Notes:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION, AND, ACCORDINGLY,

MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A US PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS 40 DAYS AFTER THE LATER OF THE CLOSING DATE WITH RESPECT TO THE NOTES AND THE COMPLETION OF THE DISTRIBUTION OF THE NOTES), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A)(1) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (2) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A; AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "US PERSON" HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

                     [Include the following legend on all Notes that are Certificated Notes:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.]

                              FORM OF FACE OF NOTE

                     4.70% Guaranteed Senior Notes due 2009

No. [___]                                 Principal Amount U.S.$[______________]

                            [If the Note is a Global  Note include the following
                              two lines, as revised by the Schedule of Increases
                        and Decreases in Global Registered Note attached hereto]


                                                        [CUSIP NO. ____________]

                                                         [ISIN NO. ____________]

                                                     [COMMON CODE. ____________]


         Pearson Dollar Finance plc, a public company incorporated with limited liability under the laws of England promises to pay to [___________], or its nominee, or its registered assigns, the principal sum of [SPELL OUT IN WORDS] U.S. dollars, [If the Note is a Global Registered Note, add the following, as revised by the Schedule of Increases and Decreases in Global Registered Note attached hereto], on [Maturity Date].

         Interest Payment Dates: o and o in each year

         Record Dates: o and o in each year

         Interest rate: o% per annum




         Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, Pearson Dollar Finance plc has caused this Note to be signed by its duly authorized officer.

         Date: May o, 2004

                                            PEARSON DOLLAR FINANCE PLC

                                            By: ________________________________
                                                Name:
                                                Title:







                            TRUSTEE'S CERTIFICATE OF
                                 AUTHENTICATION

         The Bank of New York, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

             Date: May o, 2004

                                            By: ________________________________
                                                Authorized Signatory





                                    GUARANTEE

         This Note is irrevocably and unconditionally guaranteed by the Guarantor in the manner and to the extent set forth in Article XI of the Indenture.

             Date: May o, 2004

                                            PEARSON PLC

                                            By: ________________________________
                                                Name:
                                                Title:

                          FORM OF REVERSE SIDE OF NOTE

                        O% GUARANTEED SENIOR NOTES DUE O

1.       Interest

         Pearson Dollar Finance plc (the "Company"), a public company incorporated with limited liability under the laws of England (and each of its successors and assigns under the Indenture), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

         The Company will pay interest semi-annually in arrears on each Interest Payment Date of each year commencing o, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from o, 2004. Interest on the Notes will be payable in U.S. dollars at the Company's office or agency in the Borough of Manhattan, the City of New York, New York. If interest is required to be calculated for any period less than a year, other than with respect to regular semi-annual payments, it will be calculated based on a 360-day year consisting of twelve 30-day months.

         All payments in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In that event, the Company or Pearson PLC (the "Guarantor"), as the case may be, will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2.       Method of Payment

         On the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent in New York, New York [If a Certificated Note, and in Luxembourg] U.S. dollar funds sufficient to pay such principal and/or interest. The Company will pay interest to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. dollars.

         Payments (including principal and interest) will be made by the transfer of immediately available funds to the account specified by DTC with respect to the Global Registered Note. [If this a Certificated Note, add the following: The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).]

3.       Paying Agent and Registrar

         Initially, The Bank of New York (the "Trustee"), will act as Trustee, Paying Agent, Calculation Agent and Registrar. [If this Note is a Certificated Note, The Bank of New York (Luxembourg) will act as Paying Agent and transfer agent in Luxembourg.] The Company or the Guarantor may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or the Guarantor may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         The Company issued the Notes under an Indenture, dated as May o, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Guarantor and the Trustee. In the event of an inconsistency between the terms of the Notes set forth herein and other terms of the Indenture, the terms set forth in any part of the Indenture other than in Exhibit A thereto shall govern. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended from time to time.

         The Notes are general senior unsecured obligations of the Company and have the benefit of an irrevocable and unconditional guarantee of the Guarantor. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Add On Notes. All Notes of this series will be treated as a single class of securities under the Indenture.

         The Indenture imposes certain limitations on, among other things, (i) the ability of the Company, the Guarantor and its Principal Subsidiaries to create Liens to secure Relevant Indebtedness or (ii) the ability of the Company and the Guarantor to consolidate or merge or transfer, lease or convey all or substantially all of the Company's or the Guarantor's respective assets unless certain conditions are satisfied.

5.       Redemption

         Optional Tax Redemption. The Notes may be redeemed on not less than 30 nor more than 60 days' prior written notice to the Trustee, and, in accordance with the procedures described in the Indenture, to each Holder of the Notes, at the option of the Company or the Guarantor, in whole, but not in part, at any time, if:

         (a) on the occasion of the next payment of interest due under the Notes, each of the Company and the Guarantor has or will become obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of the Company's domicile or any authority in or of the Company's or the Guarantor's domicile, having power to tax, or any change in the official judicial or administrative interpretation of those laws and regulations, which change or amendment becomes effective on or after the Issue Date; and

         (b) each of the Company and the Guarantor is unable to avoid this obligation by taking reasonable measures available to it, provided that no notice of Optional Tax Redemption shall be given earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as the case may be, would be obliged to pay, deduct or withhold amounts were a payment in respect of the Notes then due.

         Notes redeemed pursuant to an Optional Tax Redemption will be redeemed at an amount equal to the principal amount of the Notes being redeemed together with Additional Amounts, if any, plus any accrued and unpaid interest to (but excluding) the Redemption Date.

         Optional Redemption. The Notes may also be redeemed, as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of:

         (a)  100% of the principal amount of the Notes being redeemed; or

         (b) as determined by the Calculation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, not including any portion of such payment of interest accrued on the Redemption Date, from the Redemption Date to the relevant Maturity Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus o basis points, plus any accrued and unpaid interest to (but excluding) the Redemption Date and Additional Amounts, if any.

         Notice of any redemption will be mailed at least 30 days but no more than 60 days before the Redemption Date to the Trustee, the Guarantor and, in accordance with the procedures described in the Indenture, to each Holder of Notes to be redeemed.

         Unless the Company or the Guarantor defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.

6.       Denominations; Transfer; Exchange

         The Notes are in fully registered form without coupons, and only in denominations of principal amount of U.S.$1,000 and any integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or
(ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

7.       Persons Deemed Owners

         The Holder of this Note may be treated as the owner of it for all purposes.

8.       Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company or the Guarantor at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company or the Guarantor and not to the Trustee for payment.

9.       Discharge Prior to Redemption or Maturity

         Subject to certain conditions set forth in the Indenture, the Company or the Guarantor at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company or the Guarantor deposits with the Trustee U.S. dollar funds for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

10.      Defaults and Remedies

         If an Event of Default occurs and is continuing, and subject to the provisions set forth in the Indenture, the Trustee or any Holder of a Note may declare the Note to be due and payable immediately.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

11.      Trustee Dealings with the Company

         Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or its Affiliates and may otherwise deal with the Company, the Guarantor or its Affiliates with the same rights it would have if it were not Trustee.

12.      Authentication

         This Note shall not be valid or enforceable unless and until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

13.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors
Act).

14.      Governing Law

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE AUTHORIZATION AND EXECUTION BY THE COMPANY OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS OR CHOICE OF LAWS PROVISIONS OF THE LAWS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

15.      Currency of Account;  Conversion of Currency.

         The U.S. dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

16.      Agent for Service;  Submission to Jurisdiction;  Waiver of Immunities.

         Each of the Company and the Guarantor has agreed that any suit, action or proceeding against the Company or the Guarantor brought by any Holder or the Trustee arising out of or based upon the

Indenture or the Notes may be instituted in any state or federal court in the Borough of Manhattan, the City of New York, New York. Each of the Company and the Guarantor has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. Each of the Company and the Guarantor has appointed Pearson Inc., with an office at 1330 Avenue of the Americas, New York, NY 10019 as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in the Borough of Manhattan, the City of New York. To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Guarantor has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

17.      Defined Terms.

         Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture. The term "Note" or "Notes" as used herein shall refer to Notes of this series.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to: Pearson Dollar Finance plc, 80 Strand, London WC2R 0RL, United Kingdom.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                    I or we assign and transfer this Note to



                  --------------------------------------------

              (Print or type assignee's name, address and zip code)



                  --------------------------------------------

             (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:________________________           Your Signature:_________________________

Signature Guarantee:______________________________
                    (Signature must be guaranteed)


________________________________________________________________________________

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                [To be attached to Global Registered Notes only:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The following increases or decreases in this Global Registered Note have been made:


                                          AMOUNT OF INCREASE IN     PRINCIPAL AMOUNT OF      SIGNATURE OF
                 AMOUNT OF DECREASE IN    PRINCIPAL AMOUNT OF       THIS GLOBAL REGISTERED   AUTHORIZED SIGNATORY
DATE OF          PRINCIPAL AMOUNT OF      THIS GLOBAL REGISTERED    NOTE FOLLOWING SUCH      OF TRUSTEE OR PAYING
EXCHANGE         THIS GLOBAL NOTE         NOTE                      DECREASE OR INCREASE     AGENT
---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


]

                                                                       EXHIBIT B

                               FORM OF 2014 NOTES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

   [Include the following legend on all Notes that are Global Registered Notes:

THIS NOTE IS A GLOBAL REGISTERED NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

   [Include the following legend on all Notes that are Rule 144A Global Notes:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE LATER OF (x) THE ORIGINAL ISSUANCE OF THIS NOTE AND (y) THE LAST DATE ON WHICH PEARSON DOLLAR FINANCE PLC (THE "COMPANY"), PEARSON PLC (THE "GUARANTOR") OR ANY AFFILIATE THEREOF WAS THE BENEFICIAL OWNER OF THIS NOTE (OR ANY PREDECESSOR HEREOF) (THE "RESTRICTED PERIOD"), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE RESTRICTED PERIOD. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.]

  [Include the following legend on all Notes that are Regulation S Global Notes:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION, AND, ACCORDINGLY,

MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A US PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS 40 DAYS AFTER THE LATER OF THE CLOSING DATE WITH RESPECT TO THE NOTES AND THE COMPLETION OF THE DISTRIBUTION OF THE NOTES), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A)(1) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (2) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A; AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "US PERSON" HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

   [Include the following legend on all Notes that are Certificated Notes:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.]

                              FORM OF FACE OF NOTE

                      5.70% Guaranteed Senior Note due 2014

No. [___]                                 Principal Amount U.S.$[______________]

                            [If the Note is a Global  Note include the following
                          two lines, as revised by the Schedule of Increases and
                            Decreases in Global Registered Note attached hereto]


                                                        [CUSIP NO. ____________]

                                                         [ISIN NO. ____________]

                                                      [COMMON CODE ____________]


         Pearson Dollar Finance plc, a public company incorporated with limited liability under the laws of England promises to pay to [___________], or its nominee, or its registered assigns, the principal sum of [SPELL OUT IN WORDS] U.S. dollars, [If the Note is a Global Registered Note, add the following, as revised by the Schedule of Increases and Decreases in Global Registered Note attached hereto], on [Maturity Date].

         Interest Payment Dates: o and o in each year

         Record Dates: o and o in each year

         Interest rate: o% per annum





         Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, Pearson Dollar Finance plc has caused this Note to be signed by its duly authorized officer.

         Date: May o, 2004

                                            PEARSON DOLLAR FINANCE PLC

                                            By: ________________________________
                                                Name:
                                                Title:






                            TRUSTEE'S CERTIFICATE OF
                                 AUTHENTICATION

         The Bank of New York, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

         Date: May o, 2004

                                            By: ________________________________
                                                Authorized Signatory





                                    GUARANTEE

         This Note is irrevocably and unconditionally guaranteed by the Guarantor in the manner and to the extent set forth in Article XI of the Indenture.

             Date: May o, 2004

                                            PEARSON PLC

                                            By: ________________________________
                                                Name:
                                                Title:

                          FORM OF REVERSE SIDE OF NOTE

                        O% GUARANTEED SENIOR NOTES DUE O

1.       Interest

         Pearson Dollar Finance plc (the "Company"), a public company incorporated with limited liability under the laws of England (and each of its successors and assigns under the Indenture), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

         The Company will pay interest semi-annually in arrears on each Interest Payment Date of each year commencing O, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from O, 2004. Interest on the Notes will be payable in U.S. dollars at the Company's office or agency in the Borough of Manhattan, the City of New York, New York. If interest is required to be calculated for any period less than a year, other than with respect to regular semi-annual payments, it will be calculated based on a 360-day year consisting of twelve 30-day months.

         All payments in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In that event, the Company or Pearson PLC (the "Guarantor"), as the case may be, will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2.       Method of Payment

         On the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent in New York, New York [If a Certificated Note, and in Luxembourg] U.S. dollar funds sufficient to pay such principal and/or interest. The Company will pay interest to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. dollars.

         Payments (including principal and interest) will be made by the transfer of immediately available funds to the account specified by DTC with respect to the Global Registered Note. [If this a Certificated Note, add the following: The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).]

3.       Paying Agent and Registrar

         Initially, The Bank of New York (the "Trustee"), will act as Trustee, Paying Agent, Calculation Agent and Registrar. [If this Note is a Certificated Note, The Bank of New York (Luxembourg) will act as Paying Agent and transfer agent in Luxembourg.] The Company or the Guarantor may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or the Guarantor may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         The Company issued the Notes under an Indenture, dated as May O, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Guarantor and the Trustee. In the event of an inconsistency between the terms of the Notes set forth herein and other terms of the Indenture, the terms set forth in any part of the Indenture other than in Exhibit B thereto shall govern. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended from time to time.

         The Notes are general senior unsecured obligations of the Company and have the benefit of an irrevocable and unconditional guarantee of the Guarantor. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Add On Notes. All Notes of this series will be treated as a single class of securities under the Indenture.

         The Indenture imposes certain limitations on, among other things, (i) the ability of the Company, the Guarantor and its Principal Subsidiaries to create Liens to secure Relevant Indebtedness or (ii) the ability of the Company and the Guarantor to consolidate or merge or transfer, lease or convey all or substantially all of the Company's or the Guarantor's respective assets unless certain conditions are satisfied.

5.       Redemption

         Optional Tax Redemption. The Notes may be redeemed on not less than 30 nor more than 60 days' prior written notice to the Trustee, and, in accordance with the procedures described in the Indenture, to each Holder of the Notes, at the option of the Company or the Guarantor, in whole, but not in part, at any time, if:

         (a) on the occasion of the next payment of interest due under the Notes, each of the Company and the Guarantor has or will become obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of the Company's domicile or any authority in or of the Company's or the Guarantor's domicile, having power to tax, or any change in the official judicial or administrative interpretation of those laws and regulations, which change or amendment becomes effective on or after the Issue Date; and

         (b) each of the Company and the Guarantor is unable to avoid this obligation by taking reasonable measures available to it, provided that no notice of Optional Tax Redemption shall be given earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as the case may be, would be obliged to pay, deduct or withhold amounts were a payment in respect of the Notes then due.

         Notes redeemed pursuant to an Optional Tax Redemption will be redeemed at an amount equal to the principal amount of the Notes being redeemed together with Additional Amounts, if any, plus any accrued and unpaid interest to (but excluding) the Redemption Date.

         Optional Redemption. The Notes may also be redeemed, as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of:

         (a)  100% of the principal amount of the Notes being redeemed; or

         (b) as determined by the Calculation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed not including any portion of such payment of interest accrued on the Redemption Date, from the Redemption Date to the relevant Maturity Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus o basis points, plus any accrued and unpaid interest to (but excluding) the Redemption Date and Additional Amounts, if any.

         Notice of any redemption will be mailed at least 30 days but no more than 60 days before the Redemption Date to the Trustee, the Guarantor and, in accordance with the procedures described in the Indenture, to each Holder of Notes to be redeemed.

         Unless the Company or the Guarantor defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.

6.       Denominations; Transfer; Exchange

         The Notes are in fully registered form without coupons, and only in denominations of principal amount of U.S.$1,000 and any integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or
(ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

7.       Persons Deemed Owners

         The Holder of this Note may be treated as the owner of it for all purposes.

8.       Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company or the Guarantor at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company or the Guarantor and not to the Trustee for payment.

9.       Discharge Prior to Redemption or Maturity

         Subject to certain conditions set forth in the Indenture, the Company or the Guarantor at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company or the Guarantor deposits with the Trustee U.S. dollar funds for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

10.      Defaults and Remedies

         If an Event of Default occurs and is continuing, and subject to the provisions set forth in the Indenture, the Trustee or any Holder of a Note may declare the Note to be due and payable immediately.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

11.      Trustee Dealings with the Company

         Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or its Affiliates and may otherwise deal with the Company, the Guarantor or its Affiliates with the same rights it would have if it were not Trustee.

12.      Authentication

         This Note shall not be valid or enforceable unless and until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

13.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors
Act).

14.      Governing Law

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE AUTHORIZATION AND EXECUTION BY THE COMPANY OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS OR CHOICE OF LAWS PROVISIONS OF THE LAWS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

15.      Currency of Account;  Conversion of Currency.

         The U.S. dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

16.      Agent for Service;  Submission to Jurisdiction;  Waiver of Immunities.

         Each of the Company and the Guarantor has agreed that any suit, action or proceeding against the Company or the Guarantor brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in the Borough of Manhattan, the

City of New York, New York. Each of the Company and the Guarantor has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. Each of the Company and the Guarantor has appointed Pearson Inc., with an office at 1330 Avenue of the Americas, New York, NY 10019 as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in the Borough of Manhattan, the City of New York. To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Guarantor has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

17.      Defined Terms.

         Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture. The term "Note" or "Notes" as used herein shall refer to Notes of this series.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to: Pearson Dollar Finance plc, 80 Strand, London WC2R 0RL, United Kingdom.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to



                  --------------------------------------------

              (Print or type assignee's name, address and zip code)



                  --------------------------------------------

             (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:______________________           Your Signature:___________________________


Signature Guarantee:______________________________
                    (Signature must be guaranteed)


________________________________________________________________________________

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                   [To be attached to Global Registered Notes only:

                   SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The following increases or decreases in this Global Registered Note have been made:

                                          AMOUNT OF INCREASE IN     PRINCIPAL AMOUNT OF      SIGNATURE OF
                 AMOUNT OF DECREASE IN    PRINCIPAL AMOUNT OF       THIS GLOBAL REGISTERED   AUTHORIZED SIGNATORY
DATE OF          PRINCIPAL AMOUNT OF      THIS GLOBAL REGISTERED    NOTE FOLLOWING SUCH      OF TRUSTEE OR PAYING
EXCHANGE         THIS GLOBAL NOTE         NOTE                      DECREASE OR INCREASE     AGENT
---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------


---------        ---------------------    -----------------------   ----------------------   --------------------



                                                                       EXHIBIT C

                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

                                                     [Date]

The Bank of New York
One Canada Square
48th Floor
London E14 5AL
United Kingdom

[Attention: Alison Mitchell]


         Re:    o% Guaranteed Senior Notes due o (the "Notes") of Pearson Dollar
Finance plc (the "Company") guaranteed by Pearson PLC (the "Guarantor")



Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of May o, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company, the Guarantor and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to U.S.$ [o] aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note to a QIB during the Distribution Compliance Period] which represents an interest in a Regulation S Global Note beneficially owned by the undersigned (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

         In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

         You and the Company and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

         Very truly yours,

         [Name of Transferor]

         By:________________________________

         ___________________________________
         Authorized Signature

                                                                       EXHIBIT D

        FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                        [Date]

The Bank of New York
One Canada Square
48th Floor
London E14 5AL
United Kingdom

[Attention:  Alison Mitchell]



     Re: o% Guaranteed Senior Notes due o (the "Notes") of Pearson Dollar Finance plc (the "Company") guaranteed by Pearson PLC (the "Guarantor")



Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of May o, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company, the Guarantor and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         In connection with our sale of U.S.$ [o] aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note to a Non-US Person in accordance with Regulation S], which represent an interest in a 144A Global Note beneficially owned by the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (a) the offer of the Notes was not made to a person in the United
States;

         (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of, a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (e) we are the beneficial owner of the principal amount of Notes being transferred.

         In addition, if the sale is made during the Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

         You and the Company and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

         Very truly yours,

         [Name of Transferor]

         By:________________________________

         ___________________________________
         Authorized Signature

                                                                       EXHIBIT E


                         FORM OF RULE 144 CERTIFICATION

                                                       [Date]

The Bank of New York
One Canada Square
48th Floor
London E14 5AL
United Kingdom

[Attention: Alison Mitchell]


         Re: o% Guaranteed Senior Notes due o (the "Notes") of Pearson Dollar Finance plc (the "Company") guaranteed by Pearson PLC (the "Guarantor")



Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of May o, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company, the Guarantor and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         In connection with our sale of U.S.$ [o] aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note] which represents an interest in a 144A Global Note beneficially owned by the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

         You and the Company and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

         Very truly yours,

         [Name of Transferor]

         By:________________________________

         ___________________________________
         Authorized Signature